GENERAL TERMS AGREEMENT


                                     BETWEEN


                       ROLLS-ROYCE DEUTSCHLAND LTD & CO KG

                                       AND

                         MIDWEST EXPRESS AIRLINES, INC.




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TABLE OF CONTENTS


CLAUSE 1.   Definitions.......................................................4

CLAUSE 2.   Scope of Agreement................................................6

CLAUSE 3.   Purchase Orders...................................................7

CLAUSE 4.   Delivery..........................................................8

CLAUSE 5.   Prices............................................................9

CLAUSE 6.   Payment..........................................................10

CLAUSE 7.   Taxes and Other Charges..........................................11

CLAUSE 8.   Delay............................................................12

CLAUSE 9.   Events of Default and Termination................................14

CLAUSE 10.  Non-disclosure...................................................15

CLAUSE 11.  Intellectual Property............................................16

CLAUSE 12.  Grant of Warranty and Limitation of Liability....................17

CLAUSE 13.  Indemnification..................................................18

CLAUSE 14.  General..........................................................19

CLAUSE 15.  Export/Import Shipment (Not Applicable)..........................23

Exhibit A - Aircraft Delivery Schedule.......................................25

Exhibit B - Operating Assumptions............................................26

Exhibit C - Warranties.......................................................27

EXHIBIT D - OPERATOR SERVICES................................................36

EXHIBIT E - FLEET PROVISIONING SUPPORT.......................................39

EXHIBIT F - FLEET GUARANTEES.................................................47

Exhibit G - TOTAL SUPPORT PACKAGE............................................55

Exhibit H - CONTRACT SPECIFICATION...........................................69


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                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

THIS AGREEMENT is made this ______ day of April 2002.

BETWEEN

Rolls-Royce Deutschland Ltd & Co KG      Whose registered office is at Eschenweg
                                         11, 15827 Dahlewitz, Germany,
                                         (hereinafter called "Rolls-Royce") of
                                         the first part, and

Midwest Express Airlines, Inc.           Whose registered office is at 6744
                                         South Howell Avenue, Oak Creek,
                                         Wisconsin, U.S.A. 53154 (hereinafter
                                         called "Operator"), of the second part

Operator or Rolls-Royce may hereinafter be referred to as a "Party" or collectively as the "Parties".



WHEREAS:

A. Operator has entered into an agreement for the purchase from McDonnell Douglas Corporation, a wholly-owned subsidiary of The Boeing Company, of new Rolls-Royce BR715 powered B717-200 aircraft.

B. Operator and Rolls-Royce desire to enter into this Agreement for the sale and support by Rolls-Royce and the purchase by Operator from Rolls-Royce of Products and Services.

NOW THEREFORE IT IS AGREED AS FOLLOWS:-




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CLAUSE 1.  Definitions

The following words and phrases, when used in this Agreement, shall have the meaning and definition set forth below. Should the definitions used in this Agreement differ from the definitions contained in the Manuals, the definitions used in this Agreement shall take precedence for the purpose of this Agreement.

Definitions specific to only one Exhibit to this Agreement are contained in the relevant Exhibit.

"Agreement" shall mean this agreement, including all exhibits attached hereto.

"Aircraft" means the twenty-five (25) Firm B717-200 Aircraft and up to twenty-five (25) Option B717-200 Aircraft (referred to separately as the "Firm Aircraft" or "Option Aircraft", or collectively as the "Aircraft") powered by Engines which are being purchased by Operator from Airframer (or, in the case of the Option Aircraft, may be so purchased by Operator) for delivery in accordance with the schedule set out in Exhibit A.

"Airframer" means McDonnell Douglas Corporation, a wholly-owned subsidiary of The Boeing Company .

"Airworthiness Authority" means the FAA.

"ATA Specifications" means then current revisions of ATA specifications No's 100, 101, 102, 103, 200, 300, 400 and spec 2000 or equivalent.

"CAA" means the United Kingdom Civil Aviation Authority (Airworthiness
Division).

"Commercial Price List(s)" means Rolls-Royce's published price catalogues of Parts, Tooling and other Products and Services as may be published from time to time.

"Covered Components" shall mean the Parts and components of Qualified Equipment that are identified in Schedule F to Exhibit G of this Agreement.

"Designated Part" means any Part listed in Schedule 1 to Exhibit C.

"Effective Date" means the date on which this Agreement has been duly executed by its authorized representatives.

"EMP" means the Rolls-Royce Engine Management Program to be proposed by Rolls-Royce and accepted by Operator after meaningful review and an opportunity to provide input (such acceptance not to be unreasonably withheld) which, among other things, specifies the Engine configuration and shop management requirements for the Rework of Engines, as it may be amended by mutual agreement between Rolls-Royce and Operator from time to time. Rolls-Royce shall ensure that the EMP conforms to the requirements of the FAA; Operator shall ensure that the EMP is included in the Aircraft Maintenance Plan which is approved by the FAA.

"Engine(s)" means the Rolls-Royce BR715 turbofan engines acquired by Operator in support of the Aircraft, and delivered either to Operator on Aircraft or as spare Engines pursuant to Exhibit D, E, F or G hereto.

"FAA" means the United States Federal Aviation Administration.

"Failure" means, subject to the applicable warranty periods identified in Exhibit C, the mandatory removal of a Part or the breakdown or deterioration of a Part which necessitates the removal of the Engine or Module or Part from the Aircraft or is discovered during the Rework performed in connection with such a removal.

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"Flight Cycle" means the operation of an Engine from the time an Aircraft leaves the ground until it touches the ground at the end of a flight. A touch and go landing shall also be considered as a Flight Cycle.

"Flight Hours" means the airborne hours in operation of each Engine computed from the time an Aircraft leaves the ground until it touches the ground at the end of a flight.

"FOD" means damage to an Engine resulting from the non-negligent ingestion of material not resident within the Engine and where such damage requires removal of the Engine, Module or Part from service.

"Information" means confidential or proprietary non-public information which is disclosed by Rolls-Royce to Operator and confidential or proprietary non-public information which is disclosed by Operator to Rolls-Royce, including but not limited to all oral, electronic or written information, know how, data, reports, drawings and specifications....

"Inspection" means an examination of an Engine or any Parts through disassembly and/or other non-destructive means to determine its serviceability.

"JAA" means the Joint Airworthiness Authority.

"Lease Agreement" means Standard Terms of Business for Leasing reference MG751, of even date herewith, between Rolls-Royce North America, Inc. and Operator.

"Life Limited Parts" means Engine Parts for which either Rolls-Royce or the Airworthiness Authority has established a maximum period of operational Flight Cycles with periodic Rework and/or restoration.

"Manuals" means the Rolls-Royce Engine series manuals as produced by Rolls
Royce.

"Module(s)" means the Rolls-Royce Engine sections purchased by Operator from Rolls-Royce, or installed in Engines delivered to Operator on Aircraft, or embodied by an Authorized Facility (as that term is defined in Exhibit G), as detailed in Clause 1.2.1 of the Specification attached in Exhibit H to this Agreement.

"Part" means any part including a Designated Part manufactured or supplied by Rolls-Royce.

"Product(s)" means Engines, Modules, Parts, Covered Components and Tooling.

"QEC Kit" means a quick engine change kit manufactured by the relevant nacelle supplier.

"Rework" means the repair, replacement, and/or refurbishment at an Authorized Facility (including the provision of Parts) necessary to return Engines, Modules or Parts to a serviceable condition in accordance with the applicable Manuals and the EMP.

 "Services" means the services to be provided pursuant to Exhibits D, G and H hereto.

"Spare Engine" means a spare Dressed Engine as detailed in Clause 1.2.2 of the Specification in Exhibit H to this Agreement, but excluding the following:
P20/T20 measuring system; Engine Starter Motor; and Independent Overspeed Protection (IOP).

"Tooling" means tools, jigs, fixtures and other products which are not for installation in the Engine.

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CLAUSE 2.  Scope of Agreement

Rolls-Royce agrees to sell to Operator and Operator agrees to purchase Products and Services from Rolls-Royce in accordance with the terms, conditions and warranties contained in this Agreement in lieu of the general terms and conditions on or attached to or otherwise forming part of any purchase order, quotation, acknowledgment, invoice or other document issued by either Party (provided that Operator's purchase orders shall contain quantities and the other items described in Clause 3.1).

Clauses 1 to 15 of this Agreement set forth the general terms governing the supply of Products and Services that are common across all such Products and Services, while the Exhibits of this Agreement set forth the terms, conditions and warranties that apply to specific Products and Services.

Subject to the provisions authorizing termination for cause in Clause 9 below, Rolls-Royce hereby agrees that it will sell repair or replacement Parts, Modules, Covered Components and Tooling to Operator on the terms set forth in this Agreement from the Effective Date through and including the date that is twenty (20) years after the date on which the last Aircraft purchased by Operator is delivered to Operator.

The Total Support Program set out in Exhibit G is an option offered to Operator whereby Rolls-Royce will take certain responsibilities for the repair and rework of Engines. Operator will inform Rolls-Royce in writing three (3) months prior to entry-into-service of the first Aircraft (i) whether it wishes to select the Total Support Program, and (ii) if so, which options under such Total Support Program, as contained in paragraphs 7.1.2, 7.1.3, 7.1.4 and 7.1.5 of Exhibit G to this Agreement, it wishes to select.

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CLAUSE 3.  Purchase Orders

3.1 Products and Services purchased under the terms of this Agreement shall be ordered by means of purchase orders issued by Operator in an agreed format consistent with the requirements of ATA Specifications. The terms, conditions and warranties set forth in this Agreement shall apply to all purchase orders. Any purchase order issued hereunder, unless otherwise specified, shall contain at a minimum: description, quantity, delivery dates and the unit and extended price of the Products and Services, restatement of payment terms, container price and shipping instructions.

3.2 Rolls Royce shall provide written and/or electronic acknowledgment of its acceptance of purchase orders. Should Rolls-Royce be unable to meet any requirements under a purchase order, Rolls-Royce will so notify Operator and propose an alternative delivery schedule in a timely manner. Rolls-Royce undertakes that such alternative delivery schedule will not unduly disadvantage Operator relative to other purchasers of the same goods or services at such time.




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CLAUSE 4.  Delivery

4.1 Rolls-Royce shall deliver Products and, where applicable, Services Ex Works, Rolls-Royce Dahlewitz (Incoterms 2000). Upon request by Operator, Rolls-Royce will arrange for the transportation from Dahlewitz to the United States of America.

4.2 Shipping documents, invoices, packaging and marking of packaging for Products and Services shall be in accordance with ATA Specifications.



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CLAUSE 5.  Prices

5.1 Except for the spare Engines (the pricing of which is established in Exhibit E-1 and Schedules 1 and 2 to Exhibit E) and TSP Charges (the pricing of which is established in Exhibit G), all Products and Services shall be as described in the applicable Commercial Price List, or for those Products and Services not specified in such a listing, available from Rolls-Royce on a quotation basis. The Rolls-Royce Spare Parts Price Catalogue for the Engine, and such other Commercial Price Lists and any revisions and updates thereof shall be published by Rolls-Royce to all operators of the Engine, and shall not be specific to operators but shall generally apply to the purchase of such goods or services from Rolls-Royce during their respective period of validity.

5.2 All prices, and all amounts stated to be payable by Operator in this Agreement exclude value added tax, sales tax, goods and services tax, tax on turnover or tax on turnover or similar charges (but include any income taxes incurred by or imposed upon Rolls-Royce; Rolls-Royce shall be solely responsible for all such income taxes).




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CLAUSE 6   Payment

6.1 Immediately following or concurrent with supply of Products and Services, Rolls-Royce shall submit an invoice to Operator stating amounts due. Unless otherwise specified in this Agreement, payment shall be made by Operator in United States Dollars within thirty days after the later of (a) the delivery date of the Products or Services, or (b) the date of invoice.

6.2 Without prejudice to Rolls-Royce's other rights and remedies, Rolls-Royce shall be entitled to enforce a late payment amount calculated at a rate of (i) 0.05% (five hundredths of one percent) per day; or (ii) the highest interest rate permitted by applicable law, whichever is the lower, which shall be applied to any amounts not paid when due. In the case of payments for other Products or Services made by Operator in the form of a check pursuant to Clause 6.3 below, the late payment amounts described in this Clause 6.2 shall not be levied against any such payments made where the check is received at Rolls-Royce's registered office, clearly marked with the recipient "Treasury Department", no later than the due date for payment, provided that the subsequent presentation for payment of such check by Rolls-Royce to its bank results in cleared or good value funds being received by Rolls-Royce.

6.3 Unless agreed otherwise, all payments required under this Agreement shall be made in United States Dollars without any withholding for sales taxes imposed by any State of the United States of America on the basis of the purchase price of the Products or Services, by (in the case of payments for Spare Engines and TSP Charges, if applicable, purchased hereunder) wire transfer to Rolls-Royce's account as follows:

                  Bank:                     HSBC Trinkaus und Burkhardt KGaA
                  Account Number:           400 2372 016
                  Bankleitzahl:             300 308 80
                  Swift:                    TUBDDEDD


         or by (in the case of payments for other Products or Services) wire transfer to Rolls-Royce's above-identified account or check sent to Rolls-Royce's registered office clearly marked with the recipient "Treasury Department". For the purpose of this Clause 6.3 "Payment" shall only be deemed to have been made when cleared or good value funds are received in the numbered Rolls-Royce bank account specified above.




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CLAUSE 7.  Taxes and Other Charges

Operator in addition to the price of Products and Services, agrees to pay Rolls-Royce upon demand, or furnish to Rolls-Royce evidence of exemption therefrom, any taxes (including without limitation, sales, use, excise, turnover, value added taxes or goods and services taxes), duties, fees, charges, fines, penalties or assessments of any nature (but excluding any taxes in the nature of income taxes), legally assessed or levied by any Governmental authority against Rolls-Royce or its employees, its divisions or subsidiaries or their employees, as a result of any sale, delivery, transfer, use, export, import or possession of such Product or Service to or by Operator, or otherwise in connection with this Agreement. If claim is made against Rolls-Royce for any such taxes, duties, fees, charges, fines, penalties or assessments, Rolls-Royce shall immediately notify Operator. If requested by Operator, Rolls-Royce shall not pay except under protest, and if payment be made, shall use all reasonable effort to obtain a refund thereof. If all or any part of any such taxes, duties, fees, charges, fines, penalties or assessments be refunded, Rolls-Royce shall repay to Operator such part which Operator had paid to Rolls-Royce. Operator shall pay to Rolls-Royce upon demand, all costs (including penalties and interest) incurred by Rolls-Royce in protesting payment and in endeavoring to obtain such refund at the request of Operator.




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CLAUSE 8.  Delay

8.1 If and to the extent Rolls-Royce is prevented from manufacturing or delivering any Product within the time for delivery specified in this Agreement (as such time may be extended pursuant to the other provisions of this Agreement) by reason of:-

         war, insurrection, explosion, flood, fire, strike, act of government occurring after the date of this Agreement (but only to the extent said act becomes effective after the Effective Date) or act or omission of Operator in breach of this Agreement, then the time for scheduled delivery shall be extended by a period equal to the period for which manufacture or delivery shall have been so prevented and Rolls-Royce shall not be under any liability whatsoever in respect of such delay; provided, however, that Rolls-Royce will not be entitled to rely upon this provision unless it notifies Operator in writing of any such event within ten (10) calendar days after its occurrence, including in such notice details of the event and an estimate of its effects on the timing of delivery. Rolls-Royce shall use its commercially reasonable efforts to overcome the effects of any such event and resume performance as promptly as possible.

8.2 If delivery of any Product or Service is delayed beyond the time for delivery specified in this Agreement (as such time may be extended pursuant to the provisions of this Agreement) for any reason not contemplated in Clause 8.1 above, then the following shall appy:

         Should Rolls-Royce delay any agreed date of delivery of any Product or Service for reasons other than those set out in Clause 8.1 hereof then in respect of the first month of such delay Rolls-Royce shall not be under any liability. In respect of any further delay the damages recoverable by Operator from Rolls-Royce as Operator sole remedy shall not exceed 0.5 % (one half of one per cent) of the purchase price of the Product or Service so delayed in respect of each month of such further delay (and pro rata for any period of less than one month) subject to an overall maximum of * of the purchase price of the Product or Service so delayed.

8.3 Should Rolls-Royce delay any agreed date of delivery for any spare Engine for reasons other than those set out in Clause 8.1 hereof, and Operator has an urgent operational requirement for a spare Engine to avoid an "Aircraft on Ground" situation, then Operator may request that Rolls-Royce shall provide to Operator a lease engine in accordance with the Lease Agreement.

         Dependant under which maintenance support program the Operator operates its Engines, Operator shall pay charges in respect of such lease engine as follows:

          o If Operator operates under the Total Support Package including Life Limited Parts then the charges shall be the applicable daily rental charge in accordance with the Standard Terms of Business for Leasing subject to a maximum amount per month equal to a then applicable monthly operating lease rate for a ten-year term at market rates, plus the then applicable Total Support Package charge limited to the Shop Visit Coverage and LLP elements and ; or

          o If Operator operates under the Total Support Package excluding Life Limited Parts then the charges shall be the applicable daily rental charge in accordance with the Standard Terms of Business for Leasing subject to a maximum amount per month equal to a then applicable monthly operating lease rate for a ten-year term at market rates, plus the then applicable Total Support Package charge limited to the Shop Visit Coverage element , plus the then applicable cyclic charge in accordance with the Standard Terms of Business for Leasing ; or

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

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          o    If Operator does not operate under the Total Support Package then the charges shall be the applicable daily rental charge in accordance with the Standard Terms of Business for Leasing subject to a maximum amount per month equal to a then applicable monthly operating lease rate for a ten-year term at market rates, plus the then applicable cyclic and hourly charge in accordance with the Standard Terms of Business for Leasing ; or

          o If upon such request by Operator Rolls-Royce fails to provide such lease engine to Operator then in respect of the first day of the non-excusable delay Rolls-Royce shall not be under any liability, and in respect of any further non-excusable delay in excess of 1 (one) day Rolls-Royce as its sole obligation shall provide to Operator a credit note in the amount of the then current daily rental charge applicable to Engines in accordance with the Standard Terms of Business for Leasing in respect of each day of such delay beyond the first day of such delay.

         The total liability of Rolls-Royce under this Clause 8.3 in respect of each spare Engine shall not exceed an amount equal to the then current daily rental charge for a period of 180 (one hundred and eighty) days in accordance with the Standard Terms of Business for Leasing.

         The remedies available to Operator under this Clause 8.3 shall be in lieu of the remedies set out in Clause 8.2 above.

8.4 Should Rolls-Royce delay delivery of any Products or Services for a period of 12 (twelve) months then, in addition to the right of Operator under Clause 8.2 above, Operator shall be entitled to refuse to take delivery of such item on giving Rolls-Royce notice in writing within one month after the expiration of such period of 12 (twelve) months. Upon receipt of such notice Rolls-Royce shall be free from any further obligation in respect of such item of Supplies except that Rolls-Royce shall refund to Operator any deposits plus reasonable amount for interest made in respect of the purchase price of such Products or Services, if applicable

         The right of Operator to claim damages shall be conditional upon the submission of a written claim therefor within thirty days from the date of which Rolls-Royce notifies Operator that the Products or Services so delayed is ready for delivery or from the date on which Operator exercises the right of cancellation in respect of such item as set out below, whichever date shall first occur.

8.5 Rolls-Royce and Operator acknowledge that the liquidated damages calculated as set forth in Clause 8.2 and Clause 8.3 are reasonable damages in light of the anticipated harm that will be caused by such non-excused delay in delivery or failure to provide a warranty remedy (as the case may be), the difficulties of proof of loss, and the inconvenience or non-feasibility of Operator's otherwise obtaining an adequate remedy. Liquidated damages due pursuant to Clause 8.2 or Clause 8.3 shall be payable by Rolls-Royce to Operator on demand; provided, however, that Operator may, at its option, apply the amount of said liquidated damages as a credit against the purchase price of Products or Services obtained hereunder.

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CLAUSE 9.  Events of Default and Termination

9.1 If either party hereto makes any agreement with creditors generally compounding debts, enters liquidation whether compulsory or voluntary (except as a solvent company for the purpose of amalgamation or reconstruction), becomes insolvent or suffers a receiver of the whole or part of its assets to be appointed, then the other party shall have the right, without prejudice to its other rights or remedies, to terminate this Agreement. Such termination shall be effected by the party entitled to terminate issuing notice of termination in writing to the other party and such notice shall be effective twenty-four (24) hours after it is issued.

9.2 If Rolls-Royce terminates this Agreement in accordance with the provisions of Clause 9.1 above, Operator shall promptly pay to Rolls-Royce any amounts then due or owed for all Products and Services ordered and delivered at the time of the termination, and Rolls-Royce shall also be entitled to retain all amounts paid to Rolls-Royce under this Agreement.

9.3 Operator shall be in full compliance with the payment terms set forth in Clause 6 of this Agreement and all other material terms of this Agreement and any related agreement with Rolls-Royce or its affiliate companies with respect to the Aircraft, including spare Engine Lease agreements with Rolls-Royce & Partners Finance, if applicable, and any Standard Terms of Business for Leasing with Rolls-Royce North America, Inc., if applicable, and any Aircraft advance payment or long-term finance agreements with Rolls-Royce Capital, Inc., if applicable (for the purpose of this Clause collectively the "Agreements"). If Operator is in breach of any material obligation under these Agreements and such breach continues for a period exceeding (a) in the event of a payment breach, ten (10) days following receipt of Rolls-Royce's written notification of such breach, or (b) in the event of any other breach, thirty (30) days following receipt of Rolls-Royce's written notification of such breach or such longer period as is necessary to remedy such non-payment breach, then without prejudice to Rolls-Royce's other rights or remedies, Rolls-Royce may, without being obliged to, terminate this Agreement or exercise any one or more of the following rights:

         9.3.1 stop all work under this Agreement and refuse to deliver (or redeliver if applicable) any further Products and Services;

         9.3.2 divert affected Products and Services to other Operators or for its own purposes;

         9.3.3 treat all amounts then owing hereunder by Operator to be immediately due;

         9.3.4 exercise a mechanic's lien upon any engine which may from time to time be in the possession of Rolls-Royce or one of its authorized Rework facilities to secure any monies due to Rolls-Royce under this Agreement; and

         9.3.5 If any monies due to Rolls-Royce under this Agreement remain due and unpaid for more than three (3) months and Rolls-Royce has exercised any of its rights under Clause 9 above, Rolls-Royce may make a reasonable charge in respect of storage and insurance of Products or any items held in connection with such Products and transportation equipment held by Rolls-Royce and at any time after such period of three (3) months sell any such Products and apply the proceeds of such sale in satisfaction of such unpaid monies and any attorneys' fees incurred in association with such default.

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CLAUSE 10. Non-disclosure

10.1 Subject to Clause 10.2 below each Party agrees to hold in confidence any Information which it acquires directly or indirectly from the other Party or any of its subsidiaries and agrees not to disclose at any time the same to any third person without the written approval of other Party. These obligations shall continue for so long as this Agreement remains in effect, and for one (1) year thereafter.

10.2 Each Party shall be responsible for the observance of the provisions of Clause 10.1 above by its employees.

10.3 The provisions of Clause 10.1 above shall not apply to Information which is or becomes generally known in the aero engine industry nor shall the provisions of Clause 10.1 above prevent any necessary disclosure of Information to enable Operator itself to use, operate, maintain or overhaul Products and Services.

10.4 Notwithstanding Clause 10.1 above, each Party shall be entitled to disclose the other's Information if required to do so by law or the requirements of regulatory authorities (including without limitation the U.S. Securities and Exchange Commission), or for purposes of enforcing this Agreement or pursuant to or in the context of any dispute resolution process (including but not limited to arbitration proceedings), or to such Party's own lenders, financial advisors or attorneys (provided such lenders, advisors or attorneys are subject to an appropriate confidentiality agreement). Notwithstanding Clause 10.1 above, both Parties shall be entitled to disclose financial information concerning business between Rolls-Royce and Operator to appointed auditors, and Rolls-Royce shall be entitled to disclose financial information concerning business between Rolls-Royce and Operator to Rolls-Royce's risk and revenue sharing partners and to Rolls-Royce affiliates for the purposes of fulfilling obligations hereunder.


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CLAUSE 11. Intellectual Property

11.1 Rolls-Royce shall, subject to the conditions set out in this Clause and as the sole liability of Rolls-Royce in respect of any claims for infringement of intellectual or industrial property rights, defend and indemnify Operator against any claim that the purchase or use of any of the Products or Services by Operator within any country to which at the date of such claim the benefits of Clause 27 of the Convention on International Civil Aviation of 7th December 1944 (The Chicago Convention) apply, infringes any patent, trademark, copyright, design, or model duly granted or registered; provided, however, that Rolls-Royce shall not be liable to Operator for any loss (whether direct or indirect):-

         11.1.1   of profit, agreements, revenue or goodwill; or

         11.1.2 of use of the Products and Services or of the Aircraft in which the Products and Services may be incorporated arising as a result directly or indirectly of any such claim.

11.2 Operator will give prompt notice in writing to Rolls-Royce of any such claim whereupon Rolls-Royce shall elect to either assume the defense of or dispose of or settle such claim, at its own expense and in its sole discretion, and Operator will give Rolls-Royce all reasonable assistance (at Rolls-Royce's expense) and will not by any act or omission do anything which may directly or indirectly prejudice Rolls-Royce in this connection. Rolls-Royce shall pay any settlement amounts or judgments arising out of any such claims.

11.3 If any of the Products and Services become subject to any claim, suit or proceeding for infringement, Rolls-Royce may (at its expense) substitute any allegedly infringing Product or Service with non-infringing Products and Services that are substantially equivalent to the items being replaced in terms of performance, functionality, and cost and ease of use and maintenance, or modify said Products and Services so as to be non-infringing (so long as the modification does not adversely affect their performance, functionality, or cost or ease of use or maintenance), or seek to obtain for Operator the perpetual right to use the item affected without charge to Operator. If in any claim, suit or proceeding use of any of the Products or Services is enjoined or otherwise restrained due to infringement, Rolls-Royce shall, at its expense, either (a) procure for Operator the perpetual right to continue using the infringing items, (b) modify the items (in such a way that does not adversely affect their performance, functionality, or cost or ease of use or maintenance) to render them non-infringing, or (c) replace the infringing items with non-infringing items that are substantially equivalent to or better than the items being replaced in terms of performance, functionality and cost and ease of use and maintenance.

11.4 The indemnity contained in Clause 11.1 above shall not apply to claims for infringement to the extent they are in respect of Products and Services manufactured to the specified design instructions of Operator, or the manner or method in which any of the Products and Services is installed in the Aircraft or any combination of any of the Products and Services with any item or items other than Products and Services.

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                                                         General Terms Agreement

CLAUSE 12. Grant of Warranty and Limitation of Liability

Rolls-Royce grants to Operator the Warranties set out in Exhibit C and the Guarantees set out in Exhibit F hereto and the Total Support Package set out in Exhibit G hereto.

12.1 Operator ACCEPTS AND AGREES THAT THE WARRANTIES AND GUARANTEES AND SUPPORT PACKAGE GRANTED TO OPERATOR UNDER THIS AGREEMENT ARE EXCLUSIVE AND ARE EXPRESSLY IN LIEU OF AND OPERATOR HEREBY WAIVES, RELEASES AND DISCLAIMS (I) ALL OTHER CONDITIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS, AND ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (II) ALL OTHER OBLIGATIONS AND LIABILITIES WHATSOEVER OF ROLLS-ROYCE WHETHER IN CONTRACT, WARRANTY OR TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE, ACTIVE, PASSIVE OR IMPUTED LIABILITY OR STRICT LIABILITY) OR BY STATUTE OR OTHERWISE FOR ANY NONCONFORMANCE, DEFECT, DEFICIENCY, FAILURE, MALFUNCTIONING, OR FAILURE TO FUNCTION OF ANY ITEM OF THE PRODUCTS AND SERVICES REFERRED TO IN THIS AGREEMENT, (III) STRICT LIABILITY OR PRODUCT LIABILITY, AND (IV) ALL DIRECT, INDIRECT, SPECIAL, CONSEQUENTIAL AND INCIDENTAL DAMAGES OF ANY NATURE WHATSOEVER, AND OPERATOR AGREES THAT ROLLS-ROYCE SHALL NOT BE LIABLE TO OPERATOR UPON ANY CLAIM THEREFOR OR UPON ANY CLAIM HOWSOEVER ARISING OUT OF THE MANUFACTURE OR SUPPLY OR INSPECTION BY ROLLS-ROYCE OR ANY OF ITS AFFILIATES OF ANY ITEM OF THE PRODUCTS AND SERVICES OF THIS AGREEMENT WHETHER IN CONTRACT, WARRANTY OR TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE, ACTIVE, PASSIVE OR IMPUTED LIABILITY OR STRICT LIABILITY) OR BY STATUTE OR OTHERWISE EXCEPT AS EXPRESSLY PROVIDED IN THE WARRANTIES AND GUARANTEES AND SUPPORT PACKAGE, AND OPERATOR ASSUMES ALL RISK AND LIABILITY WHATSOEVER NOT EXPRESSLY ASSUMED BY ROLLS-ROYCE IN THE WARRANTIES.

12.2 ROLLS-ROYCE AND OPERATOR AGREE THAT THIS CLAUSE 12 HAS BEEN THE SUBJECT OF DISCUSSION AND NEGOTIATION, IS FULLY UNDERSTOOD BY THE PARTIES AND THE PRICE OF THE PRODUCTS AND SERVICES AND OTHER MUTUAL AGREEMENTS OF THE PARTIES SET FORTH IN THE AGREEMENT ARE ARRIVED AT HAVING DUE REGARD
         TO:

         12.2.1 THE EXPRESS WARRANTIES AND GUARANTEES AND SUPPORT PACKAGE OF ROLLS-ROYCE AND OPERATOR'S RIGHTS THEREUNDER; AND

         12.2.2   THE EXCLUSIONS, WAIVERS AND LIMITATIONS SET FORTH IN CLAUSE
                  12.1 ABOVE.

12.3 IN CASE OF ANY CONFLICT BETWEEN THIS CLAUSE 12 AND ANY OTHER CLAUSE OF THIS AGREEMENT, THE PROVISIONS OF THIS CLAUSE 12 SHALL PREVAIL.

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                                                         General Terms Agreement

CLAUSE 13. Indemnification

In the event either employees or agents of Rolls-Royce or Operator enter upon the property occupied by or under the control of the other Party in the performance of this Agreement, the Party entering the other Party's premises assumes responsibility for and agrees to pay for any loss, cost, damage to property, or for personal injury or death of any persons (other than employees of the other Party covered by Workers' Compensation Insurance or other comparable insurance) arising out of, as a result of, or in connection with the actions or omissions of the Party entering the property occupied by or under the control of the other Party. If a claim or demand is asserted against a Party by reason of the act or omission of the other Party, then such other Party will be offered the opportunity to participate at its own expense in the defense against such claim or demand. Each Party also agrees that it will maintain public liability and property damage insurance in reasonable limits consistent with industry standards covering the obligations set forth above and will maintain proper Workers' Compensation Insurance (or other comparable insurance) covering all of its employees performing this Agreement.

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                                                         General Terms Agreement

CLAUSE 14. General

14.1     Effective Date and Expiration

         This Agreement shall become effective immediately following the date first written here before (the "Effective Date") and shall remain in effect until it expires or is terminated by either Party. Unless sooner terminated, pursuant to other provisions hereof, or unless renewed and extended by the Parties hereto, this Agreement shall expire without further action or notice by either Party on the date that is twenty
         (20) years following the date the last Aircraft purchased by Operator is delivered to Operator.

14.2     Survival

         The provisions of Clauses 10 (Non-Disclosure), 11 (Patents), 12 (Limitation of Liability), 13 (Indemnification), 14.9 (Applicable Law and Jurisdiction) and Exhibit C (Warranties) of this Agreement, and any other provision of this Agreement that by its express terms or nature is meant to survive termination or expiration hereof, shall survive and continue to have effect should this Agreement expire or be terminated for any reason or after this Agreement becomes impossible of performance or is otherwise frustrated.

14.3     Notices

         Any notice required to be given by either Party to the other under or in connection with this Agreement shall be in writing and delivered personally, by certified mail or by facsimile. Notices to Operator shall be directed to:

         Midwest Express Airlines, Inc.
         6744 South Howell Avenue
         Oak Creek, Wisconsin, U.S.A.  53154
         Attn:  Chief Financial Officer
         Facsimile:  (414) 570-9619

         with a copy to the ATTN:  General Counsel

         Notices to Rolls-Royce shall be directed to:

         Rolls-Royce Deutschland Ltd & Co KG

         Eschenweg 11
         15827 Dahlewitz
         Germany
         Attn: General Counsel
         Facsimile:  ++49 33708 63189

         or in each case to such other place of business as may be notified from time to time by the receiving party.

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                                                         General Terms Agreement

14.4     Assignment

         Neither Party may assign any of its rights or obligations hereunder without the written consent of the other Party (except that (a) either Party may assign its interest to any entity that results from any merger, reorganization or acquisition of or involving such Party, or that acquires all or substantially all of the assets of such Party; (b) as long as Operator operates the Aircraft, then Operator may assign its rights or obligations hereunder in connection with a sale and lease-back of one or more Aircraft for financing purposes); and (c) Rolls-Royce may assign its rights to receive money hereunder). Any assignment made in violation of this Clause 14.4 shall be null and void.

14.5     Amendment

         14.5.1 This Agreement shall not be amended in any way other than by agreement in writing, entered into by the Parties hereto on or after the date of this Agreement, which is expressly stated to amend this Agreement.

         14.5.2   This Agreement shall not be amended or terminated orally.

14.6     Headings

         The Clause headings and the Index do not form a part of this Agreement and shall not govern or affect the interpretation of this Agreement.

14.7     Waiver

         Failure by either party at any time to enforce any of the provisions of this Agreement shall not be construed as a waiver by such party of such provisions or in any way affect the validity of this Agreement or any part thereof.

14.8     Severability

         If any provision of this Agreement is or becomes or is declared invalid, unenforceable or illegal by any court of competent jurisdiction or any other Competent Authority such invalidity, unenforceability or illegality shall not prejudice or affect the remaining provisions of this Agreement which shall continue in full force and effect notwithstanding such invalidity, unenforceability or illegality. 'Competent Authority' means any agency, authority, department, inspectorate, minister, ministry, official or public or statutory person (whether autonomous or not) of, or of the government of the United Kingdom or of the European Union.

         In addition, the parties shall in good faith endeavor to reach agreement on a provision to replace the invalid provision which, as nearly as possible, will reflect the intent of the original provision.

14.9     Applicable Law and Jurisdiction

         THIS AGREEMENT SHALL BE SUBJECT TO AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON EXCLUDING ITS CONFLICT OF LAW RULES AND EXCLUDING THE UNITED NATIONS CONVENTION FOR THE INTERNATIONAL SALE OF GOODS (CISG, 1980, "VIENNA CONVENTION").

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                                                         General Terms Agreement

         14.9.1. It is the intent of the Parties and the Airframer (collectively, the "Contracting Parties") that any and all disputes arising out of or relating to this Agreement, the Aircraft, the Engines, the Products or the Services that cannot be resolved through negotiation ("Disputes") and that involve one or more Contracting Parties (whether or not a particular such Dispute also involves disputants that are not Contracting Parties) be resolved to the greatest extent possible in a single, comprehensive, definitive litigation proceeding. Accordingly, the Parties hereby agree that (a) any Contracting Party that files or responds to a complaint or other initial pleading (in any form and however denominated) in connection with a Dispute shall notify the other Contracting Parties of the same and provide copies of said complaint or response to each of them; (b) any Contracting Party which thereafter wishes to assert a claim or grievance amounting to a Dispute against any other Contracting Party shall do so by way of a claim, counterclaim, cross-claim or third-party claim in the first complying litigation that is the subject of a notification provided for in sub-clause (a) above, unless the court refuses for procedural reasons to entertain such claim as part of that litigation; and (c) in the event that suits relating to Disputes are initiated in more than one court, the parties to all such suits shall promptly stipulate that all such suits may be consolidated into a single case before the U.S. District Court for the Eastern District of Wisconsin or, if such court lacks subject matter jurisdiction, a state court of competent jurisdiction within the geographic area included in that district (in either case, the "Forum Court"), and may be heard and determined in a single and integrated proceeding. Each Party hereby consents to the exercise of personal jurisdiction over it by the Forum Court for the purpose of resolving any Dispute.

         14.9.2 Notwithstanding anything to the contrary herein, this Agreement and each Party's respective rights and obligations are expressly subject to all applicable laws and regulations.

         14.9.3 The official text of this Agreement is the English language. If this Agreement is translated into another language for the convenience of Operator or its personnel, the English text shall govern any question with respect to interpretation.

14.10    Sole Agreement of Parties

         14.10.1 This Agreement contains the only provisions governing the sale and purchase of Products and Services and shall apply to the exclusion of any other provisions on or attached to or otherwise forming part of any order form of Operator or any acknowledgement or acceptance by Rolls-Royce or of any other document which may be issued by either Party relating to the sale and purchase of Products and Services.

         14.10.2 The Parties agree that neither of them has placed any reliance whatsoever on any representations, agreements, statements or understandings made prior to the signature of this Agreement whether orally or in writing relating to the Products and Services other than those expressly incorporated in this Agreement, which has been negotiated on the basis that its provisions represent their entire agreement relating to the Products and Services and shall supersede all such representations, agreements, statements and understandings. The Parties further agree that neither of them shall place any reliance whatsoever on any and all future representations whatsoever in respect of the performance of this Agreement unless such representations are expressly agreed by the Parties hereto in writing to form a term of this Agreement.

         14.10.3 The foregoing exclusions, waivers and limitations, however, shall not in any way limit Rolls-Royce's liability arising from its willful breach of contract or its failure to comply with applicable laws, regulations, codes or ordinances, or limit Rolls-Royce's liability under Clause 11 or Clause 13 of this Agreement.

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                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

CLAUSE 15. Export/Import Shipment

Rolls-Royce shall be responsible for obtaining any required export license and Operator shall be responsible for obtaining any other required authorization such as import licenses, exchange permits or other required authorizations, except as otherwise provided herein. Rolls-Royce and Operator shall assist each other in every manner reasonably possible in securing and complying with such authorizations as may be required.

Rolls-Royce shall restrict disclosure of all Information and data which is disclosed by Operator and furnished to Rolls-Royce in accordance with Clause 10, and shall ship the direct product of such Information and data so disclosed by Operator and furnished to Rolls-Royce to only those destinations which are authorized by the United States Government. At the request of Operator, Rolls-Royce will provide Operator with a list of such authorized destinations, and Operator shall assist Rolls-Royce in every manner reasonably possible in compiling such list of authorized destinations. Rolls-Royce shall not be liable if any authorization is delayed, denied, revoked, restricted or not renewed.

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                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed on their behalf by the duly authorized representatives, the day and year first written before.

Signed for and on behalf of:                Signed for and on behalf of:

ROLLS-ROYCE DEUTSCHLAND LTD & CO KG         MIDWEST EXPRESS AIRLINES, INC.



By       /s/ N.F. Ansell                    By:   /s/ Timothy E. Hoeksema
         --------------------------            ---------------------------------

Printed  N.F. Ansell                        Printed  Timothy E. Hoeksema
         --------------------------                 ----------------------------

Title:   Director                           Title:   Chairman of the Board,
         --------------------------                  President and Chief
                                                     Executive Officer


By       /s/ J.W.N. Boutell
         --------------------------

Printed  J.W.N. Boutell
         --------------------------

Title:   Director of Regional
         Programmes
         --------------------------

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                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


EXHIBIT A - AIRCRAFT DELIVERY SCHEDULE


Firm B717-200 Aircraft:

         2003                2004                      2005

         February          January                   January
         March             February                  February
         April             March
         May               April
         June              May
         July              June
         August            July
         September         August
         October           September
         November          October
         December          November
                           December

Option B717-200 Aircraft:    Up to twenty-five (25) Aircraft, subject to
                             Operator's purchase rights, for delivery prior to 12/31/09. Such total quantity of option Aircraft shall, if Operator's purchase rights are not exercised, decrease by a quantity of six (6)
                             Aircraft on 12/31/04, by a further quantity of six
                             (6) on 12/31/06, by a further quantity of six (6)
                             on 12/31/07 and by a final quantity of seven (7) on 12/31/08.

Midwest Express has certain rights under certain circumstances to delay or terminate all or part of the Aircraft deliveries under the Airframer contract. As a consequence, the schedule reflected in this exhibit , may change.

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                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


EXHIBIT B - OPERATING ASSUMPTIONS

Aircraft maximum take-off weight of 110,000 lbs.;

Aircraft operating empty weight (OEW) of 70,000 lbs.;

Engines rated at 18,500 lbf. max. take-off thrust;

An average annual ambient daily maximum temperature of ISA -2 (0)C (Milwaukee) at take-off;

Average take-off derate of 10%;

Average climb derate of 10%;

Aircraft will operate in a benign operational environment (not containing, without limitation, abnormal levels of corrosive or abrasive pollutants), Operator's current operation and route structure (2001) is deemed to be considered as a `benign' operation;

An average stage length of 1.6 flight hours per cycle;

An average annual Aircraft utilization of 2,960 hours;

An average minimum annual Aircraft utilization of 2,500 hours;

Subject to all of Operator's rights and remedies under its contract with the Airframer for the purchase of Aircraft, Operator will purchase and take delivery of the Firm Aircraft and, in the event and to the extent it exercises its option to purchase, the Option Aircraft, in accordance with the delivery schedule contained in Exhibit A hereto and operate the purchased Aircraft in regular and frequent commercial airline service;

Operator will acquire and retain for its operation the spare Engines subject to the terms of Exhibit E and in accordance with the delivery schedule contained in Exhibit E hereto;

Operator will procure and maintain a mutually-agreed upon level of spare Modules, LRU's and Parts (including but not limited to initial provisioning and maintain a mutually-acceptable level of line maintenance provisioning across its route network.

Engines will be operated by Operator in accordance with Rolls-Royce's Operating Instructions and maintained in accordance with the Aircraft Maintenance manual and the EMP.

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                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


EXHIBIT C - WARRANTIES

1        DEFINITIONS

In addition to those words and phrases defined in the main body of the Agreement, the following words and phrases when used in this Exhibit C, Warranties, shall have the meaning and definition set forth below.

"Engine Time" means the total number of hours flown by an Engine since new.

"Module Time" means the total number of hours flown by a Module since all Parts of the Module were new.

"Parts Time" means the total number of hours flown by a Part since new.

"Price" means the net selling price of a Part to Operator, last published prior to the time when the Failure is discovered against which Operator purchases Parts from Rolls-Royce or an affiliate Company.

"Resultant Damage" means the damage suffered by a Part, necessitating the scrapping of that Part because that Part is beyond economic repair in accordance with Maintenance schemes issued by Rolls-Royce, providing such damage is caused by the Failure of another Part.

"Ultimate Flight Cycle" means the maximum permitted Flight Cycles imposed by Rolls-Royce or the Airworthiness Authority.

"Warranted Life" means the warranted life for a Designated Part as described in
Schedule 1 to Exhibit C hereto.

"Warranty Labor Rate" means the then average direct hourly wages multiplied by a factor of 1.5 paid by Operator to those of its employees and contractors that provide Line Maintenance or other maintenance labor with respect to Engines.

2        NEW ENGINE WARRANTY

Rolls-Royce warrants new Engines against defect in design, material or and workmanship which result in Failure or Resultant Damage as follows:

2.1      Warranty Period

         The period of this Clause 2 warranty shall be:

         2.1.1 the first * hours or cycles, whichever is first completed ("First Engine Run"), and

         2.1.2 the * through * hours or cycles, whichever is first completed ("Extended Engine Run").

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

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                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


2.2      Warranty Remedies

         2.2.1    First Engine Run

                  If an Engine suffers Failure or Resultant Damage during its First Engine Run warranty period as defined in Clause 2.1.1, then:

                  2.2.1.1 where such Failure or Resultant Damage necessitates repair of the Engine, Rolls-Royce will arrange to have such repair carried out promptly, correctly and at no charge to Operator, or

                  2.2.1.2 where such Failure or Resultant Damage does not necessitate repair of the Engine, Rolls-Royce will provide a one hundred percent (100%) allowance on the Price of the affected Engine Parts.

         2.2.2    Extended Engine Run

                  If an Engine suffers Failure or Resultant Damage during its Extended Engine Run warranty period as defined in Clause 2.1.2, then

                  2.2.2.1 where such Failure or Resultant Damage necessitates repair of the Engine, Rolls-Royce will arrange to have such repair carried out promptly and correctly and will accept repair charges for an amount equal to

                           (* - Engine Time) / * x invoiced repair
                           charges, or

                  2.2.2.2 where such Failure or Resultant Damage does not necessitate repair of the Engine, Rolls-Royce will provide an allowance in respect of the affected Engine Parts for an amount equal to:

                           (* - Engine Time) / * x [Price of such Engine
                           Parts

2.3      BFE Exclusion

         The Boeing and BFGoodrich Furnished Equipment (hereinafter referred to as "MDFE") as set out in Section 3 of the Specification for the Engine (Exhibit H) shall not be warranted by Rolls-Royce and the benefits to Operator under any of the warranties contained in this Exhibit C shall not apply to such MDFE.

3        DESIGNATED PARTS WARRANTY

Rolls-Royce warrants Designated Parts as listed in Schedule 1 hereto

(i)      assembled into or attached to new Engines, or

(ii)     acquired by Operator as spare Parts

against defect in design, material and workmanship in the manufacture of the Designated Part which result in Failure or Resultant Damage as set out in Clauses 3.1 and 3.2 below:

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

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                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


3.1      Warranty Period

         The period of this Clause 3 warranty shall be:

         3.1.1 the first 3,000 hours or cycles of Parts Time, whichever is first completed ("First Parts Run"), and

         3.1.2 the 3,001 through DPWL hours or cycles of Parts Time, whichever is first completed ("Extended Parts Run"),

         where DPWL ("Designated Part Warranted Life") shall mean the warranted life of each Designated Part as set out in Schedule 1 hereto.

3.2      Warranty Remedies

         3.2.1    First Parts Run

                  If, during its First Parts Run warranty period as defined in Clause 3.1.1, a Designated Part suffers either (a) a Failure, or (b) Resultant Damage due to the Failure of another Designated Part within that other Part's warranty period, then Rolls-Royce will, at its option, either:

                  3.2.1.1 give a 100 percent (100%) allowance on the Price of the affected Designated Part, or

                  3.2.1.2 repair or exchange such Designated Part promptly, correctly and at no charge to Operator.

         3.2.2    Extended Parts Run

                  If, during its Extended Parts Run warranty period as defined in Clause 3.1.2, a Designated Part suffers either (a) Failure, or (b) Resultant Damage due to the Failure of another Designated Part within that other Part's warranty period, then Rolls-Royce will grant allowances on the Price of such Part as set out in 3.2.1.1, but factored as follows:

                         DPWL-PartsTime
                  Factor --------------
                          DPWL-1,000

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                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

3.3      Other Engine spare Parts

         Rolls-Royce warrants new Engine spare Parts other than Designated Parts against defect in design, material or workmanship in the manufacture of such Engine spare Part which result in Failure as follows:

         3.3.1    Warranty Period

                  The period of this Clause 3.3 warranty shall be the first 500 hours of Parts Time, commencing with the original incorporation of the Engine spare Part into an Engine.

         3.3.2    Warranty Remedies

                  If, during its warranty period as defined in Clause 3.3.1 above, such Engine spare Part suffers Failure then Rolls-Royce will, at its option, either:

                  3.3.2.1 grant a one hundred percent (100%) allowance on the Price of the affected Engine spare Part , or

                  3.3.2.2 repair or exchange such Engine spare Part promptly, correctly and at no charge to Operator.

3.4      Used Parts Warranty

         Rolls-Royce warrants Used Parts against Failure as follows:

         3.4.1    Warranty Period

                  The period of warranty shall be the first * Flight Hours of Used Parts Time, commencing with the original incorporation of the Used Part into an Engine.

         3.4.2    Warranty Remedies

                  If, during its warranty period as defined in 3.4.1 above, such Used Part suffers Failure then Rolls-Royce will, at its option, either:

                  3.4.2.1 grant an allowance of one hundred percent 100% of the Price of such Used Part, or

                  3.4.2.2 restore such Used Part to a serviceable condition at no charge to Operator, or

                  3.4.2.3  replace such Used Part with another Used Part.


4        ULTIMATE LIFE WARRANTY

Ultimate Life Parts as listed in Schedule 2 to this Exhibit are warranted as follows:

4.1      Warranty Period

         The period of warranty shall be the first 15,000 cycles of Parts Time.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

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                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

4.2      Warranty Remedies

         Rolls-Royce will grant to Operator an allowance against the Price of Ultimate Life Parts which are permanently removed from service because of attaining a life limitation imposed by Rolls-Royce or the Airworthiness Authorities or because of a defect. Such allowance shall be equal to:

         (15,000-PartsTime in cycles)
         (--------------------------) x Price of such Part
         (       15,000             )


5        VENDOR PARTS WARRANTY

5.1      Vendor Parts in New Engines

         Vendor Parts installed in new Engines shall be warranted in accordance with Clause 2 - New Engine Warranty hereof. Clause 11 of the Agreement shall also apply to said Vendor Parts.

         Rolls-Royce shall maintain a Vendor Parts support and control service, and upon Operator request will assist in Vendor warranty issues arising and resolve any such issues with the Vendor.

5.2      Vendor spare Parts

         All Vendor spare Parts purchased by Operator directly from Rolls-Royce shall be warranted in accordance with Clause 3 - Designated Parts Warranty hereof. Clause 11 of the Agreement shall also apply to said Vendor spare Parts purchased by Operator directly from Rolls-Royce

         All Vendor spare Parts purchased by Operator directly from the manufacturer shall be warranted in accordance with the warranty granted by the manufacturer of the Vendor spare Part. Rolls-Royce shall maintain a Vendor spare Parts support and control service, and upon Operator request will assist in Vendor warranty issues arising and resolve any such issues with the Vendor.


6        TOOLING AND GROUND SUPPORT EQUIPMENT WARRANTY

6.1      Warranty Period

         Any Tooling and Ground Support Equipment shall be warranted by Rolls-Royce against any defect in material, design and workmanship for a period of twelve (12) months from delivery to Operator.

6.2      Warranty Remedies

         In case of such defect Rolls-Royce at its discretion shall repair or replace the defective product promptly and correctly and free of charge to Operator.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

7        CAMPAIGN WARRANTY

7.1 Where Rolls-Royce stipulates in writing that campaign action is to be taken in respect of a Designated Part such that Engines are to be removed from service prior to the next planned shop visit, Rolls-Royce will, to the exclusion of all other allowances, grant Operator an allowance of:

         7.1.1 One hundred percent (100%) of the Price of all such Designated Parts which are at the time of such stipulation installed or held by Operator as new or used serviceable stock when the average parts time of such Designated Parts is less than *
                  EFH from new,

         7.1.2 Pro-rated from one hundred percent (100%) of the Price of all such Designated Parts which are at the time of such stipulation installed or held by Operator as used serviceable stock when the average parts time of such Designated Parts is
                  * EFH from new to zero percent (0%) of the Price of all such Designated Parts which are at the time of such stipulation installed or held by Operator as used serviceable stock when the average parts time of such Designated Parts is twice the warranted life of the Parts as specified in Schedule 1.

7.2 The Campaign allowances granted under this Clause 7 are given on the basis that Operator will incorporate Parts as specified by the campaign as soon as practicable after receipt of the campaign Parts within the time period as may be specified by Rolls-Royce. Such allowances do not apply when parts are replaced on-wing, whereby under such circumstance the Warranty set out in Clause 3 of this Exhibit shall apply.

8        TECHNICAL PUBLICATIONS AND TECHNICAL SERVICES WARRANTY

8.1 Rolls-Royce warrants that all Information provided under this agreement are prepared in accordance with the state of the art at the date of their conception.

8.2 If any Information provided under this Agreement is shown to Rolls-Royce's reasonable satisfaction to be incorrect, Rolls-Royce will, in a timely manner, as appropriate and at its own cost, correct such information.

8.3 No warranty is given in respect of third party data interpreted by Rolls-Royce. Rolls-Royce assumes that all data supplied by Operator is accurate, and accepts no responsibility for errors and unreliable information contained in such data.

8.4 In respect of any work carried out by Rolls-Royce personnel under this Agreement, Rolls-Royce warrants that such work shall be carried out using due care and skill. Rolls-Royce's sole liability for Rolls-Royce's failure to perform such work using due care and skill shall be to re-perform such work using due care and skill, provided that such failure to perform has been brought to Rolls-Royce's attention within 90 days of performance of the work by Rolls-Royce.

8.5 Operator shall be responsible for making any modification to adapt for its use any data furnished by Rolls-Royce pursuant to this Agreement and the use to which the Information is put and the consequences thereof shall be the responsibility solely of Operator.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

9        WORKMANSHIP WARRANTY - ENGINE SHOP MAINTENANCE

Rolls-Royce warrants engine shop maintenance performed by or arranged by Rolls-Royce against faulty workmanship as follows:

9.1      Warranty Period

         The period of this Clause 9 warranty shall be the shorter of:

         9.1.1 the first 1,000 Engine Flight Hours of the repaired Engine, commencing with the date of installation of the engine in an Aircraft; and

         9.1.2 a period of twelve (12) months from installation but no later than * months from redelivery unless such period is less than the period remaining under the original warranty, in which case the period of the Clause 9 warranty shall be the period remaining under the original warranty.

9.2      Warranty Remedies

         If, during its warranty period as defined in 9.1 above, it is shown to the reasonable satisfaction of Rolls-Royce that, a defect, deficiency, failure, malfunction, or failure to function shall have become apparent in such Engine due to faulty workmanship in carrying out the shop maintenance, then Rolls-Royce warrants that it will either exchange or repair any such Engine suffering from such defect, deficiency, failure, malfunction or failure to function.

10       GENERAL WARRANTY CONDITIONS

10.1 The Warranties set out in this Exhibit C shall be subject to the provisions of Clause 12 of the Agreement and the following conditions:

10.2 Rolls-Royce shall have no obligation under this warranty if and to the extent in the reasonable opinion of Rolls-Royce any Engine or Part:

         10.2.1 has not been properly stored, installed, operated and maintained in accordance with the recommendations of Rolls-Royce as contained in its manuals, operating procedures or other written instructions, including instructions on life limitations, or

         10.2.2 has been repaired or altered in such a way as to impair its safety, operation, efficiency or design features, or

         10.2.3 has been subject to mis-use, negligence, accident or acts of God, or

         10.2.4   has suffered damage due to the ingestion of FOD, or

         10.2.5 has been subjected to acts of war, rebellion, seizure or any other defect or cause not within the control of Rolls-Royce

10.3 In lieu of granting any Parts allowance under this Warranty Rolls-Royce may at its discretion repair or exchange or have repaired or exchanged any Part. Any Part so exchanged shall have no greater Parts Time than the Part returned by Operator (unless agreed with Operator).

10.4 The warranty on any Part provided under the New Engine Warranty, New Parts Warranty or Used Parts Warranty shall be the unexpired portion of the applicable Warranty.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

10.5 Except as otherwise provided in this Exhibit C or elsewhere in this Agreement, Rolls-Royce shall not be liable for any expenses or liabilities sustained in connection with the removal of an Engine, Module or Part from an aircraft or the replacement thereof in an aircraft, or in connection with the removal of any Module or Part from an Engine or the replacement thereof in an Engine, or for any expenses, taxes, duties or liabilities sustained in connection therewith or in connection with any shipment to or from an Authorized Facility.

10.6 Where Rolls-Royce requests Operator to hold a Part pending the development of a repair scheme, Operator shall hold such Part for a period of up to ninety (90) days following such request by Rolls-Royce. If at the end of such period a repair scheme has not been developed, or clearly will not be developed within a reasonable time thereafter, Operator shall have the right to raise a claim.

10.7 Operator shall present any claim under Warranties to Rolls-Royce within 180 days after the date upon which the Failure was discovered and shall keep and disclose accurate records of Engine operation, including records of maintenance adequate to support such claims.

10.8 Operator shall keep accurate records of Engine, Module and Parts operation, maintenance and storage, and engine condition monitoring data and / or trend monitoring data (as applicable) adequate to support claims hereunder, and shall permit Rolls-Royce to inspect such records during normal business hours upon reasonable advance notice at a location selected by Operator.

10.9 Operator shall make available all Engines, parts and spare parts for inspection and for approval by Rolls-Royce of any claim by Operator relating thereto during normal business hours upon reasonable advance notice at a location selected by Operator.

10.10 Any Part for which any allowance other than for repair has been granted by Rolls-Royce hereunder or which has been exchanged by Rolls-Royce shall become the property of Rolls-Royce. Unless Rolls-Royce specifically requests the return of such Parts Operator will consider such Part its scrap.

10.11 Any allowance granted under this Warranty shall be made as a credit note usable against Rolls-Royce goods and services.

10.12 Under the New Engine Warranty, Designated Parts Warranty and Ultimate Life Warranty as of Clauses 2 to 4 above, only one allowance per Part shall be paid per occurrence of a Failure or Resultant Damage. Operator may claim under one only of the New Engine, Designated Part or Ultimate Life Warranty, whichever results in the greatest allowance.

10.13 All credits granted to Midwest Express in this Exhibit C are personal to Midwest Express, are (subject to Clause 14.4 of the Agreement) non-assignable, and are not convertible to cash.


11       ADDITIONAL WARRANTIES

In addition to the other warranties set forth in this Exhibit C, Rolls-Royce warrants as follows: (a) the Spare Engines and all Products and Services shall be delivered free and clear of all liens and encumbrances, good and merchantable title thereto being in Rolls-Royce; (b) the Spare Engines and all Products shall have been manufactured solely from new and unused materials, parts and components; (c) the Engines and all Products and Services shall comply and have been produced, processed, labeled, delivered and sold in conformity with all applicable laws; and (d) all Services shall be performed in a good and workmanlike manner, in accordance with any established professional standards for similar services.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

SCHEDULE 1 TO EXHIBIT C - DESIGNATED PARTS

Designated Parts, together with their warranted lives are as set out below (hours or cycles of Parts Time, whichever is first completed).

For ease of reference only, the engine module and the ATA chapter are also given.

Module                       Designated Part                     ATA Chapter         Warranted Life
                                                                                     (Hours/Cycles)
LP Fan
                             Fan blades                          72-31               3,500
                             Vanes, outlet guide                 72-31               3,500
Booster
                             Vanes, inlet guide                  72-32               3,500
                             Vanes, stator                       72-32               3,500
HP Compressor
                             Blades, rotor stages 1 to 10        72-33               3,500
                             Stators, variable stages 0,1,2 and  72-33               3,500
                             3
                             Stators fixed, stages 4,5,6,7,8     72-33               3,500
                             and 9
                             Casings, front                      72-33               12,000
                             Casings, rear                       72-33               12,000
Combustor & HP Turbine
                             Vanes, outlet guide                 72-41               3,500
                             CCOC                                72-41               3,500
                             Combustion liner                    72-41               3,500
                             CCIC                                72-41               3,500
                             Rotor blade, stage one              72-41               3,500
                             Rotor blade, stage two              72-41               3,500
                             Vanes nozzle, stage one             72-41               3,500
                             Vanes nozzle, stage two             72-41               3,500
                             Seal segments, stage one            72-41               3,500
                             Seal segments, stage two            72-41               3,500
                             Turbine casing                      72-41               12,000
LP Turbine
                             Rotor blade, stage one              72-51               3,500
                             Rotor blade, stage two              72-51               3,500
                             Rotor blade, stage three            72-51               3,500
                             Vanes, nozzle, stage one            72-51               3,500
                             Vanes, nozzle stage two             72-51               3,500
                             Vanes, nozzle, stage three          72-51               3,500
                             Seal segments, stage one            72-51               3,500
                             Seal segments, stage two            72-51               3,500
                             Seal segments, stage three          72-51               3,500
                             LP turbine casing                   72-51               12,000
                             Turbine exhaust casing              72-51               12,000
LP Compressor Case
                             Fan casing                          71-72               12,000

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

SCHEDULE 2 TO EXHIBIT C - ULTIMATE WARRANTED LIFE PARTS

Ultimate Warranted Life Parts are as set out below:

For ease of reference only, the engine module and the ATA chapter are also given.


Module                       Ultimate Life Part                    ATA Chapter
LP Fan
                             Fan disc                              72-31
                             Fan shaft                             72-31
Fan Casing / Booster
                             LP Compressor Drum (Blisk)            72-32
HP Compressor
                             HPC Drum, front                       72-33
                             HPC Drum, rear                        72-33
Combustor and HP turbine
                             Curvic Ring                           72-41
                             HPT Disc, stage one                   72-41
                             HPT Disc, stage two                   72-41

LP Turbine
                             LPT Disc, stage one                   72-51
                             LPT Disc, stage two                   72-51
                             LPT Disc, stage three                 72-51
                             LPT shaft                             72-51

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

EXHIBIT D - OPERATOR SERVICES


1        Scope

         This Exhibit sets out Operator support services available to all operators of Rolls-Royce Products. Subject to the terms and conditions of this Agreement, Rolls-Royce shall supply to Operator and Operator shall purchase from Rolls-Royce certain Services as discussed in this Exhibit and as specified in Rolls-Royce's Commercial Price List. Rolls-Royce reserves the right to revise or update the Commercial Price List, any prices therein and any Information at any time, upon notice to Operator. The Rolls-Royce Spare Parts Price Catalogue for the Engine, and such other Commercial Price Lists and any revisions and updates thereof shall be published by Rolls-Royce to all operators of the Engine, and shall not be specific to operators but shall generally apply to the purchase of such goods or services from Rolls-Royce during their respective period of validity.

         General Policies and Procedures

         Standardized procedures and policies will be followed to ensure that requirements are performed in accordance with industry accepted standards. These procedures and policies include but are not limited to ATA specifications and Airworthiness Authority rules and or guidance.

         All Services supplied to Operator will be in compliance with the then current World Operators Supplier Guide (hereinafter "WASG") and the current revision ATA Specifications.

2        Rolls-Royce Operator Services Package

         2.1      Operator Support Manager

                  Rolls-Royce will designate an Operator support manager based in the United States who will provide co-ordination and liaison between Operator and Rolls-Royce in respect of the operation of the Engines by Operator. Such services extend to issues including:

                  2.1.1   Managing emergency Operator requirements,
                  2.1.2 Managing plans to incorporate Products into Operators' operations,
                  2.1.3   Agreeing shop visit forecasts with Operators,
                  2.1.4 Providing technical and operational direction to operators and field support recommendations, and
                  2.1.5   Interpretation of the Manuals, and
                  2.1.6   Assist with the resolution of warranty claims.

                  The services of Operator support manager are free of charge to all operators of Rolls-Royce Products.

         2.2      Visiting Service Support

                  Rolls-Royce will designate a field service representative and advise Operator of the location of the field service representative. The field service representative will make scheduled visits to Operator on a free of charge basis for the purposes of liaison and to answer any general operational and technical questions.

                  Should Operator require additional or specialist visits to Operator's facilities to assist in the operation of Engines or training activities, including but not limited to, boroscope inspections and other line maintenance activities, Rolls-Royce may charge for such services in accordance with pricing established in its Commercial Price List.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

         2.3      On Site Service Representative

                  At one (1) month notice of request from Operator (but not earlier than three (3) months prior to entry-of-service of the first Aircraft), Rolls-Royce will make available the services of a field service representative at Operator's facilities at Milwaukee. Such representative will provide, in addition to those services as described above, the following:

                  2.3.1 Local technical support to assist in the resolution of technical problems,
                  2.3.2    Training in the operation and maintenance of Engines,
                  2.3.3 Advice regarding the borescoping and life management of installed Engines, and
                  2.3.4 To effectively communicate to Rolls-Royce all aspects of in-services issues affecting Operator's operation of the Engine, and
                  2.3.5    Assist with the resolution o warranty claims.

                  Operator will make available to Rolls-Royce's representative on a free of charge basis the following:

                  2.3.6 reasonable work space, services and facilities, including free telephone calls in accordance with his/ her duties;
                  2.3.7 free emergent medical attention to the extent normally provided to Operator's own employees;
                  2.3.8 cost of travel and a reasonable daily allowance for subsistence and accommodation while the representative is required by Operator to travel away from Operator's location at Milwaukee with Operator;
                  2.3.9 holiday privileges in accordance with Operator's normal practice; upon Operator's request, Rolls-Royce will send a field-representative on a temporary basis to cover such holiday period.
                  2.3.10 access to Operator's computer network for all non-sensitive data and information pursuant to the representative's duties.

                  While working at Operator's facilities, Rolls-Royce's representative shall comply with Operator's rules and regulations. If Operator is dissatisfied with any representative, Rolls-Royce will upon request provide a replacement representative.

         2.4      Supply of Technical Publications

                  2.4.1 Rolls-Royce provides a full suite of technical publications (defined as Manuals) to enable the operation and maintenance of the Engine in accordance with Rolls-Royce operating instructions. The full listing of technical publications available for purchase, together with prices for ongoing revision services are provided in Rolls-Royce's Commercial Price List.

                  2.4.2 Manuals will be supplied in simplified English and any translation or interpretation that may be required by Operator is the responsibility of Operator.

                  2.4.3 Operator acknowledges that although Rolls-Royce may provide instruction, training and advice under this Agreement, Products are only to be maintained, operated and otherwise handled in accordance with the Manuals.

         2.5      Operator Training

                  Rolls-Royce provides training courses in the operation and maintenance of Engines at one of the following locations: the Rolls-Royce Corporation Training Center in Indianapolis, Indiana, USA; Rolls-Royce plc training facilities in Derby, England UK; or the Rolls-Royce/CASC training center in Tianjin, China in accordance with a schedule published by Rolls-Royce.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

                  Rolls-Royce's training for the Engine comprises the following courses:

                  o General Familiarization, Course Duration 2 Day, Training Level ATA 104 level I

                  o Line and Base Maintenance, Course Duration 8 Day, Training Level ATA 104 level III

                  o Boroscope Inspection, Course Duration 2 Day, Training Level ATA 104 level IV

                  The following general provisions apply to training:

                  2.5.1 One (1) copy of the training material per student will be provided.
                  2.5.2    Preferred class size is fifteen (15) students.
                  2.5.3 Operator will be responsible for providing transportation, subsistence, accommodations, salaries and all other related expenses for its personnel attending class at a Rolls-Royce training facility.

                  Charges for the training are specified in Rolls-Royce's Commercial Price List.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

EXHIBIT E - FLEET PROVISIONING SUPPORT


Exhibit E - 1     Spare Engine Purchase

1.       Supply

         Subject to the provisions of this Agreement Rolls-Royce agrees to sell and deliver to Operator and Operator agrees to buy and take delivery of spare Engines as set in Schedule 1 to this Exhibit. The schedule of spare Engines has been predicated upon the purchase by Operator of the Firm Aircraft; the schedule is subject to all of Operator's rights and remedies under its contract with Airframer for the purchase of Aircraft. If and to the extent Operator is entitled to terminate said contract with Airframer, or is otherwise not required to purchase Aircraft from Airframer, Operator's obligation to buy and take delivery of spare Engines from Rolls-Royce shall be proportionately reduced, and Operator shall not be liable to Rolls-Royce in connection with such reduction.

         Rolls-Royce also agrees that in the event Operator exhausts its pool of spare Engines, resulting in an Aircraft on ground situation, then emergency spare Engine(s) may be leased by Operator in accordance with the Lease Agreement. Subject to Clause 4.4.3 of Exhibit G, and notwithstanding anything to the contrary in the Lease Agreement, the applicable emergency lease rates shall be as follows:

         18,500 lb. Rating:

         To the extent Operator has purchased the recommended level of spare Engines the following rates apply:

         Daily Charge               USD2,840
         Security Deposit           USD185,850
         Take-off Charge            USD91
         Flying Hour Charge         USD133

         The above charges shall also apply should Operator be in a zero spare engine situation due to Failure (as defined in the Warranties), failure to achieve generally acceptable turn-around times, late delivery of spare engines (see Clause 9 above).

         To the extent Operator has purchased less than the recommended level of spare Engines the following rates apply:

         Daily Charge               USD5,680
         Security Deposit           USD185,850
         Take-off Charge            USD91
         Flying Hour Charge         USD133

         The charges set out herein are applicable to a lease commencing in 2002, however Rolls-Royce reserves the right to revise charges quarterly.

2.       Type Approval/Changes

         All Products shall at time of delivery conform to a type certificate issued by the Airworthiness Authority and will be manufactured in compliance with the official interpretations of the relevant Airworthiness Authority.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

         If, after the date of signature of this Agreement, a change is required to the Engines, either:

         2.1 to conform to the requirements of the Airworthiness Authority that were promulgated after the Effective Date and the official interpretations of such requirements in force at the date of delivery of such Engines, or

         2.2 to incorporate a modification or change which has been agreed between Operator and Rolls-Royce,

         then Rolls-Royce will issue a written change order, which shall constitute an amendment to this Agreement. Unless otherwise agreed, any increase in any price that is a result of any change order is to be borne by Operator, except that if the change is required due to a flaw or defect in the Engines, any increase in price resulting from the change order shall be borne by Rolls-Royce.

3.       Inspection and Acceptance

         Conformance to the Specification of Products will be assured by Rolls-Royce through the maintenance of procedures (including Engine acceptance testing), systems and records approved by the Luftfahrt-Bundesamt based on JAR 21-G by the JAA. An authorized Release Certificate will be issued and signed by Rolls-Royce personnel authorized for such purposes. Operator shall be given full access to review all such procedures, systems, records and certificates at any reasonable time and from time to time.

4.       Price and Payment

         The base price of Engines is set out in Schedule 1 to this Exhibit. The deposits and price of Engines shall be calculated in accordance with the formulae specified in Schedule 2 to this Exhibit.

         Unless otherwise agreed by the Parties, Operator will make payments in United States Dollars as follows:-

         o Ten percent (10%) of the Engine base price upon signature of this Agreement, plus;
         o Ten percent (10%) of the Engine base price eighteen (18) months before scheduled delivery, plus;
         o Ten percent (10%) of the Engine base price twelve (12) months before scheduled delivery, plus;
         o      Balance of the Purchase Price upon delivery of the Engine.

         Rolls-Royce will issue invoices to cover each of the above payments.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

Exhibit E - 2     Spare Parts Supply

1.       Intent and Term

         Rolls-Royce shall sell spare Parts to Operator in quantities sufficient to meet Operator's requirements.

         Operator shall buy from Rolls-Royce all of its requirements for spare Parts. In the following circumstances Operator may obtain from established and approved sources other than Rolls-Royce or from other airline operators spare Parts which are required to be purchased from Rolls-Royce:

         o as a temporary expedient in the event of a failure by RR to supply spare Parts as required herein which has an impact on Operator's operations; or

         o during any period when Rolls-Royce is hindered or prevented from delivering spare Parts due to circumstances beyond its control provided Operator is thereby able to obtain the spare Parts it requires sooner than Rolls-Royce is able to supply them, and provided further that Operator will not unreasonably thereby increase its stock of the spare Parts; or

         o industry standard parts as identified in the Rolls-Royce Illustrated Parts Catalogue.

         Where Operator has an urgent requirement for any Tooling which Rolls-Royce has in stock or otherwise has reasonably available to it, Rolls-Royce shall sell to the Operator such Tooling, at a reasonable price and reasonable Lead Time.

         Rolls-Royce and Operator shall comply with the ATA Specifications with regard to supply of spare Parts except as specifically amended herein.

         Operator is required to provide information required to become established on the Rolls-Royce on line spares management system.

         Rolls-Royce shall sell spare Parts to Operator on the terms set forth in this Agreement from the Effective Date through and including the date that is sixteen and one-half (16 1/2) years after the date on which the last Aircraft purchased by Operator is delivered to Operator.

         Upon, Operator's request, Rolls-Royce shall assist Operator in locating and facilitating the sale of spare Parts held by consignment with other operator or airframer, if any.

         Nothing in this clause shall be deemed to extend the obligations of RR or to diminish the limitations upon such obligations under the Warranties.

2.       Provisioning

         Operator shall purchase and maintain a mutually-agreed stock of spare Parts and Tooling to support its operation.

         Rolls-Royce and Operator shall agree upon the required stock of spare Parts and Tooling within a timescale commensurate with Operator's operational requirements.

         Consistent with changes in Operator's operational requirements, Rolls-Royce and Operator will regularly review and agree upon changes to required stock levels of spare Parts and Tooling.

3.       Forecasting

         Operator shall, upon request, provide Rolls-Royce with forecasts specifying projected requirements for spare Parts to cover a period of at least 12 months. Operator shall give Rolls-Royce as much notice as possible of any change in such estimated requirements. All such forecasts, projections and estimates will be non-binding and will not obligate Operator.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

         Operator shall, upon reasonable request, inform Rolls-Royce of the intended use of the Products, including details of the end user of the Products.

         Operator shall provide Rolls-Royce with the following information and thereafter shall give Rolls-Royce as much notice as possible of any change in its operation likely to affect spare Parts requirements:

         - a twenty-four (24) month non-binding shop visit forecast, detailing Engine Serial Numbers, such forecast shall be updated on a monthly basis,

         - a thirty-six (36) month shop-visit forecast, detailing Engine type and mark, such forecast shall be updated on a quarterly basis.

4.       Ordering Procedure

         Operator shall issue an order for spare Parts in an agreed format in accordance with the ATA Specifications.

         Rolls-Royce shall promptly acknowledge receipt of each order for spare Parts in accordance with the ATA Specifications. Unless qualified, such acknowledgement shall constitute an acceptance of the order under the terms of this Agreement.

5.       Order Cancellation

         Where Operator wishes to cancel an order placed in accordance with Clause 4, Operator shall inform Rolls-Royce immediately. Rolls-Royce shall use all reasonable efforts to place the part elsewhere with the effect of Operator not facing a cancellation fee. If Rolls-Royce is unable to sell or use the ordered part elsewhere Rolls-Royce may make a reasonable cancellation charge representing the actual costs incurred for such cancellation.

6.       Lead Times

         Unless otherwise agreed by the Parties, spare Parts shall be delivered within the lead time specified in the Commercial Price List current at the receipt of Operator's order except for:

                  spare Parts required for provisioning in accordance with Clause 2, or

                  Orders significantly in excess of Operator's normal requirements, in which case, the Parties shall mutually agree upon the applicable lead time.

         Where Operator has an urgent requirement for a spare Part Rolls-Royce shall endeavor to deliver such spare Part within the time limits specified by Operator, and it shall be Rolls-Royce's objective to advise the Operator of Rolls-Royce's proposed action in response to such orders as follows:-

                           a)  AOG orders - within 4 hours;
                           b)  other urgent orders - within 24 hours;
                           c) orders for items of which the Purchaser is out-of-stock - within 7 days.

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                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


         Notwithstanding the foregoing, Rolls-Royce shall use its reasonable endeavors to comply with the following:-

                           a) in the case of AOG orders to deliver the required spare Part within four (4) hours after receipt of notice of the AOG:
                           b) in the case of non-urgent AOG orders to advise Operator of Rolls-Royce's proposed action within 24 hours;
                           c) in the case of non-urgent orders for items of which the Operator is out of stock to fill such orders within 7 calendar days.

7        Modifications to spare Parts

         Rolls-Royce shall be entitled to substitute modified spare Parts in place of spare Parts ordered by the Operator hereunder, provided that the said modification has received the approval of the Airworthiness Authority in accordance with the relevant Rolls-Royce Service Bulletin, and shall notify Operator of such substitution prior to delivery. Rolls-Royce shall reimburse Operator for obsolete new parts in stock current at the time of delivery of the modified parts and up to the level that is normally required to support Operator's operation, if any.

         Modified spare Parts will be supplied unless the modifications stated in the Service Bulletins are non-mandatory and Operator states in writing to Rolls-Royce within 90 days of the issue of the relevant Service Bulletin that the modification is not required, in which case Operator shall be entitled to receive pre-modified spare Parts on terms to be agreed.

8        Conformance

         All spare Parts, and where necessary Tooling will be assured by Rolls-Royce through the maintenance of procedures, systems and records approved by the Airworthiness Authority. An Authorized Release Certificate will be issued and signed by Rolls-Royce authorized personnel for such purpose.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

Exhibit E Schedule 1 - Engine Delivery Schedule and Base Price

                                                Specification                                   Base Price each
Description                                     Reference           Qty     Delivery Date**     (July 2001 US$)

Spare Engine (without QEC Kit)                  Clause 1.2.2*        1      January 2003        *
Transportation Stand                            Clause 4                    January 2003        *
Spare Engine (without QEC Kit)                  Clause 1.2.2*        1      April 2004          *
Transportation Stand                            Clause 4                    April 2004          *
Spare Engine (without QEC Kit)                  Clause 1.2.2*        1      January 2005        *
Transportation Stand                            Clause 4                    January 2005        *
Spare Engine (without QEC Kit)                  Clause 1.2.2*        1      November 2005       *
Transportation Stand                            Clause 4                    November 2005       *
Spare Engine (without QEC Kit)                  Clause 1.2.2*        1      January 2007        *
Transportation Stand                            Clause 4                    January 2007        *


*The Spare Engine consists of the parts as detailed in Clause 1.2.2 of the Specification contained in Exhibit H to this Agreement excluding the following items: P20/T20 measuring system, Engine Starter Motor, and Independent Overspeed Protection (IOP).

**All delivery dates are subject to the delivery of Firm Aircraft by Airframer to Operator, and to the exercise by Operator of all its rights and remedies under its contract with Airframer for the purchase of Aircraft; the general intent is for the first Spare Engine to be delivered at approximately the same time as the first Firm Aircraft, for the second Spare Engine to be delivered at approximately the same time as the fifteenth Firm Aircraft, for the third Spare Engine to be delivered at approximately the same time as the twenty-fourth Firm Aircraft, for the fourth Spare Engine to be delivered at approximately nine (9) months from delivery of the last Firm Aircraft, and for the fifth Spare Engine to be delivered at approximately twenty-four (24) months from delivery of the last Firm Aircraft.

Rolls-Royce and Operator hereby agree that Operator shall have the option (but not the obligation) to purchase one (1) additional Spare Engine from Rolls-Royce for every five (5) Option Aircraft that Operator (in its sole discretion) purchases from Airframer. The Base Price for each such additional Spare Engine that Operator chooses to purchase * shall be * , subject to escalation pursuant to the formula set forth in Schedule 2 to Exhibit E; the delivery date shall be as mutually agreed upon by the Parties; and any such purchases shall otherwise be governed by the terms of this Agreement. *

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

Exhibit E Schedule 2 - Escalation


Engine Base Price Escalation Formula

The Price of each of the Spare Enginesand TSP charges shall be calculated as follows:

PF = BP[0.7(I1/B1) + 0.3(I2/B2)] x 1.005

Where:   PF = Purchase Price / TSP Charge for Calendar Year Y
BP = Engine Base Price / TSP Charge in 2001

          L      M      E
P=P x(0.60--+0.30--+0.10--)x(1+0.005xN)
   b      Lo     Mo     Eo

provided that P shall always be equal to or greater than Pb.

The factors

    L         M         E            L      M      E
0.60--  , 0.30--  , 0.10--  and (0.60--+0.30--+0.10--)x(1+0.005xN)
    Lo        Mo        Eo           Lo     Mo     Eo

respectively shall be determined to the nearest fourth decimal place. Thus if the fifth decimal place is five or more, the fourth decimal place shall be raised to the next higher number.

P shall be rounded to the next full Dollar.

WHERE:

P =      The Purchase Price.

Pb =     The Base Price.

N = The number of years from base year (2001) to year of scheduled delivery.

Lo = the arithmetic average of the values of the Average Hourly Earnings -SIC Code 3721 for the industry group "Aircraft " as published by the US Department of Labor - Bureau of Labor Statistics for the months of June, July and August 2000.

L = the arithmetic average of the corresponding Average Hourly Earnings for the 11th, 12th and 13th months prior to the month of scheduled delivery. Such arithmetic average shall be determined to the third decimal place; if the fourth decimal place is five or more, the third decimal place shall be raised to the next higher number.

Mo = the arithmetic average of the values of the Producer Price Index - Code 10 for the commodity group "Metals and Metal Products" as published by the US Department of Labor - Bureau of Labor Statistics for the months of June, July and August 2000.

M = the arithmetic average of the corresponding Producer Price Index for the 11th, 12th and 13th months prior to the month of scheduled delivery. Such arithmetic average shall be determined to the third decimal place; if the fourth decimal place is five or more, the third decimal place shall be raised to the next higher number.

Eo = the arithmetic average of the values of the Producer Price Index - code 5 for the commodity group "Fuel and Related Products and Power" as published by the US Department of Labor - Bureau of Labor Statistics for the months of June, July and August 2000.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

E = the arithmetic average of the corresponding Producer Price Indices for the 11th, 12th and 13th months prior to the month of scheduled delivery. Such arithmetic average shall be determined to the nearest third decimal place; if the fourth decimal place is five or more, the third decimal place shall be raised to the next higher number.

If the United States government ceases to publish any of the statistics referred to in this schedule or significantly modifies the basis of their calculation, then Rolls-Royce shall have the right on giving written notice to Operator to substitute any officially recognized, proper and substantially equivalent statistics, such substitution to lead in application to the same adjustment result, in so far as possible, as would have been achieved by continuing the use of the original data or statistic had it not been so ceased to have been published or modified as the case may be.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

EXHIBIT F - FLEET GUARANTEES

PRODUCT ASSURANCE GUARANTEES

Rolls-Royce grants and Operator accepts the following product assurance guarantees listed in this Exhibit F ("Guarantees") in respect of Engines first installed in the Aircraft and Products delivered pursuant to this Agreement:

DEFINITIONS

In addition to those words and phrases defined in the main body of the Agreement, the following words and phrases when used in the Product Assurance Guarantees shall have the meaning and definition set forth below.

"Anniversary Date(s)" means any or all of the anniversary dates from the date of delivery of the first Firm Aircraft to Operator through the Term of Guarantee.

"Period of Calculation" means the relevant period for which a calculation is made under any of the Guarantees detailed in Exhibit F to this Agreement.

"Term of Guarantee" means that period of time commencing with the date of delivery of the first Aircraft to Operator and ending after ten (10) years.


GOVERNING CONDITIONS AND ADMINISTRATION

1. The obligations of Rolls-Royce under the Guarantees are subject to the following Governing Conditions:

       o      compliance by Operator with the material terms of the Warranties;

       o Operator taking delivery of, retaining and maintaining for operational use Products as mutually agreed upon by the Parties; and

       o Subject to the exercise by Operator of its rights and remedies under its contract with Airframer for the purchase of Aircraft, and to any changes in the schedule of delivery of Aircraft under said contract, Operator taking delivery of each Firm Aircraft in accordance with the schedule set out in this Agreement and operating each Firm Aircraft in regular and frequent airline operation;

2. In establishing the Guarantees Rolls-Royce has assumed the Operational Assumptions set out in Exhibit B.

3 If during the term of the Guarantees the actual operation differs significantly from the above assumptions set out in Exhibit B above or the conditions set forth in Clause 1 above or if any other significant operational change occurs including, without limitation, the introduction of any mandatory modifications outside Rolls-Royce's control (other than modifications necessitated by defects in Engines or their components) or significantly inconsistent with Rolls-Royce's reasonable understanding at the time the guarantee levels were established, the Parties may revise, such revision not to be unreasonably withheld by either party, the Guarantees to take into account the effect of such difference.

4 Any credit granted under any of the Guarantees shall be solely used by Operator against 50% of the purchase price of any Rolls-Royce proprietary BR715 Parts purchased from Rolls-Royce.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

5 If credits granted under any of the Guarantees are in excess of the amount which would have accrued to Operator under such Product Assurance Guarantee as determined by a single calculation over the entire Term of Guarantee of such Product Assurance Guarantee, such excess shall first be offset against any amounts due to Operator under any of the Guarantees. Any remaining excess shall be promptly refunded to Rolls-Royce by Operator.

6 If Operator is entitled to similar credit pursuant to the terms of more than one Warranty or Product Assurance Guarantee as a result of the same event then Operator shall not be entitled to receive credits pursuant to each Warranty or Product Assurance Guarantee but shall elect to claim credit under the particular Warranty or Product Assurance Guarantee which Operator considers most beneficial.

7 All credits granted to Midwest Express in this Exhibit F are personal to Midwest Express, are non-assignable (except as allowed under Clause 14.4 of the Agreement), and are not convertible to cash.

Operator operates and maintains the Engines in accordance with the Manuals and the reasonable written recommendations of Rolls-Royce (which recommendations shall be given only after consultation with Operator).

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


Exhibit F - 1     In-Flight Shutdown Guarantee

1 This guarantee provides cover against Qualified Shutdowns in excess of a cumulative fleet average rate of * per 1,000 Engine Flying Hours ("EFH").

2 At the end of each calendar month during the Term of Guarantee, Operator shall provide Rolls-Royce with (i) a list of all in-flight shutdowns during such calendar month which Operator considers to be Qualified Shutdowns and (ii) such information as Rolls-Royce may require to enable Rolls-Royce to determine which of such in-flight shutdowns are Qualified Shutdowns.

3 At the end of the Term of Guarantee, the Actual Shutdown Rate shall be calculated.

4 If the Actual Shutdown Rate for a Period of Calculation exceeds * per 1,000 EFH, Rolls-Royce's sole obligation will be to grant to Operator a credit note of 20,000 US Dollars for each cumulative excess Qualified Shutdown as compensation less any credits already provided under the In-Flight Shutdown Guarantee.

5 "Qualified Shutdown" means the in-flight shutdown of a Dressed Engine (as defined in the Exhibit H, Specification) during the course of a scheduled revenue flight of the Aircraft by Operator which is determined to have been caused solely by a Dressed Engine-caused Failure. Multiple in-flight shutdowns of the same Dressed Engine during the same flight leg for the same problem will be counted as one in-flight shutdown. A subsequent in-flight shutdown on a subsequent flight leg for the same problem because corrective action has not been taken shall be excluded.

6 "Actual Shutdown Rate" means the total number of Qualified Shutdowns of all Qualified Equipment during a Period of Calculation multiplied by one thousand (1,000) and divided by the Flight Hours during such period.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


Exhibit F - 2     Fuel Consumption Retention Guarantee

1. This guarantee provides cover against Operator's BR715 average cruise fuel consumption increasing by more than * above an established baseline for Qualified Equipment during the Term of Guarantee.

2 Following each Engine's entry into service Operator will measure fuel consumption and record the following data for each Qualified Equipment in order to establish a performance baseline (hereinafter referred to as a "Performance Baseline") :

                  Engine serial number
                  Aircraft Serial Number
                  Date
                  Time
                  Altitude
                  Mach Number
                  Total Air Temperature (TAT)
                  Calibrated Air Speed (CAS)
                  Engine Pressure Ratio (EPR)
                  Fuel Flow
                  Fuel Temperature
                  Low Pressure Compressor Rotor Speed (N1)
                  High Pressure Compressor Rotor Speed (N2)
                  Exhaust Gas Temperature (EGT)
                  Bleed Air Configuration
                  Anti-Ice Wing
                  Anti-Ice Nose
                  Vibration

         Annually thereafter Operator will establish an annual performance level (hereinafter referred to as an "Annual Performance Level"). Performance Baseline and Annual Performance results are referred to collectively as Data. Rolls-Royce may be represented on measurement flights. Performance Baselines and Annual Performance Levels shall be expressed as percentage deviations from the Model with performance better than the Model being expressed as a negative percentage and performance worse than the Model as a positive percentage.

3 Instrumentation used in the recording of Data will be within calibration. If upon review of Data by both Parties and any necessary checking of instrumentation, in the reasonable judgment of the Parties the calibration of such instrumentation appears to be out of date or inadequate, Operator will re-calibrate the instrumentation. Rolls-Royce may require the correction of Data or re-establishment of Data hereunder.

4 The fleet average Performance Baseline shall be calculated at each Anniversary Date as the average of the Performance Baselines established pursuant to Clause 2 hereof and in existence at that Anniversary Date. If the fleet average specific fuel consumption for Engines as demonstrated on new production pass-off tests is better than the new engine test bed specific fuel consumption acceptance limit stated in the Specification, then for the purposes of this guarantee, the fleet average Performance Baseline shall be changed in a positive direction by the same amount.

5 The fleet average Annual Performance Level at each Anniversary Date shall be calculated as the average of the Annual Performance Levels at that Anniversary Date as established pursuant to Clause 2 hereof.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

6 If at the second or subsequent Anniversary Date during the Term of Guarantee the Weighted Average Deterioration (as defined by the term "WDi" in Clause 6 below) as a percentage exceeds *, and to the extent that such fuel consumption deterioration is attributable to a Basic Engine (as defined in the Specification in Exhibit H) deficiency, then Rolls-Royce's sole obligation shall be to compensate Operator by credit note for such excess fuel consumption deterioration for the period up to the Anniversary Date for which the Weighted Average Deterioration is being calculated.

         Reimbursement due to Operator hereunder shall be calculated for a given Anniversary Date (i) pursuant to the following formula:

         S  = R  --R
          n    n    n-1

         (For the purposes of such formula, negative values of Rn-1 shall have a value of zero.)

         Where

         Sn = the amount of reimbursement in US Dollars to be granted to Operator for Anniversary Date n (for positive values of Sn only).

         Rn-1 = the total value of credit paid to Operator under this guarantee in respect of the period from the commencement of the Term of Guarantee up to the Anniversary Date immediately prior to the said Anniversary Date (n).

         Rn = the total value of credit due to Operator from the commencement of the Term of Guarantee up to the said Anniversary Date (n), calculated in accordance with the following formula:

              (WD -- GD)
              (  n     )
         R  = ---------- x (G x H x WC )
          n       100                 8

         Where:

         WDn means the cumulative average fuel consumption deterioration of the Qualified Equipment from the start of the Term of Guarantee up to the said Anniversary Date (n), calculated in accordance with the following formula:

               n
               E (D x H )
                 ( i   i)
              i=1
         WD = -----------
           n       H

              (FD    + FD )
              (  i-1     i)
         D  = ----------- - F
          i       2

         Where:

         F = the fleet average Annual Performance Baseline calculated pursuant to Clause 4 of this Guarantee.

         FDi= the Annual Performance Baseline calculated pursuant to Clause 4 of this Guarantee at Anniversary Date (i).

         FDi-1 = the Annual Performance Baseline calculated pursuant to Clause 4 of this Guarantee at the Anniversary Date immediately preceding the Anniversary Date (i-1).

         Hi = the total of all Qualified Engine Flight Hours by Operator as logged during the period between the Anniversary Dates relating to FDi-1 and FDi.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

         H = the total of all Engine Flight Hours by Operator as logged on all Qualified Equipment from the start of the Term of Guarantee up to the said Anniversary Date n.

         GD = the guaranteed level allowable pursuant to Clause 5 hereof.

         WCn = the weighted average cost of fuel in US dollars from the start of the Term of Guarantee up to the said Anniversary Date (n), calculated in accordance with the following formula:

               n
               E (C x H )
                 ( i   i)
              i=1
         WC = -----------
           n       H

         Where

         Ci = the average cost to Operator of aviation fuel (after deduction of any subsidies or Government or other allowances received by Operator, and excluding, without limitation, pumping fees, taxes and fuel surcharges) consumed by Operator's Qualified Equipment during the period specified in the definition of Hi above in US dollars per US gallon and calculated by dividing the total amount actually paid during such period Hi by the number of US gallons of fuel so purchased.

         G = the block mission fuel burn expressed in US gallons per engine flight hour for the Typical Mission calculated using the Performance Document.

7. If at the third or subsequent Anniversary Date during the Term of Guarantee the value of Sn is negative then Operator shall refund to Rolls-Royce an amount equal to the value of Rn-1 - Rn. If the value of Rn is zero or negative, Operator shall refund an amount equal to Rn-1. To calculate Si at the following Anniversary Date the Value of Rn-1 is set to zero.

8. Any liability under this guarantee will continue until such time as Rolls-Royce may elect to make fuel improvement modifications available. If such modifications have not been incorporated into the Engines at delivery, then to the extent that any Rolls-Royce charge for such modification parts is in excess of parts charges which Operator would otherwise have incurred, such excess will be offset by credit notes issued by Rolls-Royce.

9        Intentionally left blank.

10 "Model" means the Rolls-Royce datum Engine model as may be amended from time to time.

11 "Typical Mission" means the standard aircraft mission agreed between the parties from time to time on a block hour basis (including taxi time) to be reasonably representative of Operator's average operation of the Aircraft in terms of those flight parameters affecting fuel burn including but not limited to range, payload, flight profile, climatic conditions and take off derate. The parties shall change the Typical Mission if either can reasonably demonstrate to the other that a material change has occurred in any of such parameters.

12 "Performance Document" means the Airframer performance document for the Aircraft.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


13 If, after the date of signature of this Agreement, modifications are required to be made to Engines as a result of Airworthiness Authority's requirements and such modifications have the effect of increasing fuel consumption, Rolls-Royce may (unless the modifications are necessitated by a defect in the Engines) require that within 30 (thirty) days after incorporation of any such modification the initial performance baseline for each Qualified Engine in which any such modification is incorporated shall be adjusted to take into account the effect of such modification. The average of such new performance baselines for all such Qualified Equipment shall thereafter constitute the fleet average Performance Baseline and shall thereafter be used to determine any liability of Rolls-Royce under this Guarantee. However, if further modifications are introduced which alleviate the effect of the original modifications then Operator may require that within 30 (thirty) days after incorporation of any such modification a further revised performance baseline for each Qualified Engine in which any such modification is incorporated shall be established. The average of such new performance baselines for all such Qualified Equipment shall thereafter constitute the fleet average Performance Baseline and shall thereafter be used to determine any liability of Rolls-Royce under this Guarantee.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


Exhibit F - 3     *

1.       *

2.       *

3.       *


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

Exhibit G - TOTAL SUPPORT PACKAGE

1.       Definitions

         In addition to those words and phrases contained in the main body of the Agreement, the following words and phrases when in this Total Support Package shall have the meaning and definition set forth below.

         "Additional Services" means (i) the Rework of Non-Qualified Events in accordance with the EMP or (ii) the incorporation of any optional performance improvement modifications which Rolls-Royce may offer to Operator from time to time.

         "Authorized Facility" means a Rolls-Royce approved Rework station as may be specified by Rolls-Royce to Operator from time to time and which is certified by the Airworthiness Authorities for the Rework of Engines, Modules and Parts.

         "Covered Services" means the Rework at an Authorized Facility (including the provision of Parts) necessary to return Qualified Equipment suffering Qualified Events to a serviceable condition in accordance with the applicable Manuals and the EMP and which cannot be accomplished by timely Line Maintenance.

         "Line Maintenance" means any work required to be carried out on an Engine in accordance with the Manuals and which Operator may accomplish without returning such Engine to an Authorized Facility. Line Maintenance includes, without limitation, the provision, rework or replacement of Parts and the provision of labor in the course of work as mentioned in the preceding sentence.

         "Line Replaceable Unit (LRU)" means those Parts listed in Schedule F of Exhibit G hereto.

         "Non-Qualified Event" means the removal of any Engine, Module or Part which requires a shop visit and which is not a Qualified Event, including without limitation, such a removal caused by FOD or events which are found by the Authorized Facility not to be Qualified Events or to be within the applicable limits set forth in the Manual, including but not limited to, "no fault found", accidents, improper maintenance, misuse or improper transportation, storage or handling.

         "Period of Cover" means the period of time commencing upon delivery of the first Aircraft to Operator and ending either (i.) ten (10) years thereafter; provided, however, that Operator may at its option, and with a notice period of one year prior to the end of the ten-year period, extend the Period of Cover to five (5) additional years, or (ii.) fifteen (15) years thereafter. The Charges that apply to those options are described in Clause 7 below.

         "Qualified Equipment" means any installed or Spare Engine (including all Modules and Parts thereof or incorporated therein but excluding Line Replaceable Units and Life Limited Parts, unless such Line Replaceable Units and/ or Life Limited Part coverage is selected pursuant to Clause 2 of this Agreement) which was acquired by Operator from Rolls-Royce or the Airframer or channels specifically approved by Rolls-Royce.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


         "Qualified Event" means the removal of an item of Qualified Equipment which is unserviceable as a result of any one or more of the following:

         o Normal wear and tear or performance deterioration beyond appropriate Manual limits which requires restoration following appropriate on-wing troubleshooting and Line Maintenance; or

         o Airworthiness Directives or Mandatory Service Bulletins; or at Rolls-Royce's written recommendation; or

         o Time expiry of a Life Limited Part (For the avoidance of doubt this applies only if LLP option is selected); or

         o Failure (as defined in Clause 1 of the Agreement) of a Part, and which requires a shop visit at an Authorized Facility to return such item to a serviceable condition.

         "Replacement Parts" shall mean any serviceable Part incorporated in an Engine in the course of Covered Services or Additional Services pursuant to this Total Support Package.

2.       Scope

         This Exhibit records that Operator has agreed to participate in Rolls-Royce's Total Care Program, whereby Rolls-Royce provides Rework and maintenance support for Qualified Equipment used by Operator in the operation of its Aircraft, and in accordance with the terms hereof.

3.       Provision of Services and Exclusivity

         During the Term of this Agreement, Rolls-Royce will provide Engine off-wing Covered Services and Additional Services to Operator on the terms and conditions contained herein.

         In consideration of the mutual agreements contained herein, Operator hereby grants to Rolls-Royce exclusivity in respect of the accomplishment of any Rework of any item of Products which becomes unserviceable during the Period of Cover.

4        Rolls-Royce's Undertakings

4.1      Provision of Services

         Rolls-Royce shall arrange for the prompt provision of Covered Services and Additional Services to be undertaken at an Authorized Facility during the Period of Cover.

4.2      Records

         Rolls-Royce will require the Authorized Facility to maintain records of Covered Services and Additional Services undertaken in accordance with Operator's Airworthiness Authority's requirements, and to provide Operator with access to review such records at all reasonable times and from time to time.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

4.3      Re-delivery and Acceptance

         4.3.1 Following Covered Services and any Additional Services Rolls-Royce will redeliver Engines (in a Dressed Engine configuration) to Operator ex-works (Incoterms 2000) the Authorized Facility. Notwithstanding anything to the contrary herein, however, Operator shall only be responsible for return transportation costs in an amount equal to the transportation expenses Operator would have incurred in shipping the Engine from an Authorized Facility in the United States to Operator's facilities in Milwaukee. Rolls-Royce shall be responsible for any return transportation expenses in excess of this amount. To the extent necessary, Rolls-Royce shall be responsible for clearing Engines through customs.

         4.3.2 Rolls-Royce will require the Authorized Facility to maintain records of Rework undertaken in accordance with Operator's Airworthiness Authority's requirements and deliver such documentation as is reasonably required by Operator.

         4.3.3 Operator will be deemed to have accepted Rework undertaken on Qualified Equipment upon the issuance of a properly authorized JAA or FAA release note or other approval certificate by Rolls-Royce or Authorized Facility (as applicable).

4.4      Spare Engine Support

         When Operator has purchased and taken delivery of the Rolls-Royce's recommended level of Spare Engines, then

         4.4.1 If Operator's total quantity of available serviceable Spare Engines falls to one (1) as a direct and sole result of Qualified Events, then Rolls-Royce use all reasonable efforts to expedite the Rework of an Engine by the Authorized Facility; and further

         4.4.2 If Operator's total quantity of available serviceable Spare Engines is zero (0) as a direct and sole result of Qualified Events, then in addition to expediting Rework of Engines, Rolls-Royce will use all reasonable efforts to identify a non-exclusive lease engine which could be made available to Operator until such time as the level of Spare Engine support increases to one (1) or more.

         4.4.3 If Operator and Rolls-Royce agree that Operator will imminently declare an Aircraft on ground, as defined in World Airline Glossary (WATOG), or Operator agree with Rolls-Royce that a scheduled Engine removal in accordance with the requirements of the EMP or predictive trending results is required, then a non-exclusive lease engine shall, within 24 hours of such agreement, be made available to Operator under the terms of the Lease Agreement. The daily rental charges under the Lease Agreement will be waived until the seventh
                  (7th) calendar day after the level of serviceable Spare Engine support increases to one (1) or more. Operator will remain responsible for the Flight Hour and Flight Cycle charges under the Lease Agreement, except that the Flight Hour charge will be reduced to the Flight Hour charge as provided in Clause 7.1 of this Total Support Package, and, to the extent Operator has selected the LLP coverage under the Total Support Package, the Flight Cycle charge will be reduced to the Flight Cycle charge as provided in Clause 7.1 of this Total Support Package. Operator shall substitute the first available Reworked Engine for the Rolls-Royce furnished non-exclusive lease engine as soon as possible and return the lease engine to Rolls-Royce (but in no event more than ten (10) calendar days) after receipt of such Reworked Engine.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

         4.4.4 If Operator has requested Additional Services (which in the reasonable opinion of Rolls-Royce will cause an AOG) or if Rolls-Royce or its Authorized Facility is prevented from undertaking Rework or redelivering any Qualified Equipment by reason of failure by Operator to comply with its obligations under this Total Support Package, Rolls-Royce's liability with respect to Clause 4.4.3 shall be suspended for a period equal to the period during which the Rework or redelivery, as the case may be, shall have been so prevented, and Rolls-Royce shall be under no liability whatsoever in respect of such delay. The Parties shall promptly notify each other in writing of the reasons of any such delay, part performance and the likely duration of the delay.

         4.4.5    If Rolls-Royce is unable to meet its obligations under Clause
                  4.4.3 above for reason other than as contemplated in Clause
                  4.4.4 above, Rolls-Royce's sole liability to Operator shall be to reimburse Operator its reasonable and substantiated daily usage costs paid to a third party by Operator or, should no other engine be available, a liquidated damage of 120% of the then current Rolls-Royce daily rental charge for and Engine as per the Leasing Agreement until either Rolls-Royce makes a lease engine available to Operator or redelivers a Reworked Engine to Operator. Rolls-Royce and Operator acknowledge that the liquidated damages calculated as set forth above are reasonable damages in light of the anticipated harm that will be caused by Rolls-Royce's failure to meet its obligations, the difficulties of proof of loss, and the inconvenience or nonfeasibility of Operator's otherwise obtaining an adequate remedy. Any such liquidated damages shall be payable by Rolls-Royce to Operator upon demand; provided that Operator may, at its option, apply the amount of said liquidated damages as a credit against the purchase price of Products or Services, and/or to the charges identified in Clause 7.1 below.

4.5      Loss or Damage

         4.5.1 If any Qualified Equipment delivered to Rolls-Royce or Authorized Facility is lost, destroyed or damaged during the time between such delivery and return to Operator then Rolls-Royce will, promptly and at its sole discretion, either:

                  4.5.1.1  Rework such damage free of charge, or

                  4.5.1.2 provide Operator a credit note to the value of the item as mutually agreed upon, taking into account age, usage and condition, not to exceed the original price of the item; or

                  4.5.2.3  provide a replacement of equal value and use.

4.6      Suspended Warranty

         4.6.1 In respect of all Replacement Parts incorporated by Rolls-Royce, the Warranties granted by Rolls-Royce as set out in Exhibit C shall apply subject to all the provisions contained therein.

         4.6.2 During the Period of Cover Operator shall not be entitled to receive any benefit whatsoever whether by way of Rework, replacement parts cost allowance, labour charges or otherwise under the Warranties as set out in Exhibit C in relation to any rework of Qualified Equipment which are covered by this Exhibit; but save as expressly provided herein the Warranties shall remain in full force and effect.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

5.       Operator's Undertakings

5.1      Operation and Line Maintenance

         5.1.1 Operator shall operate and maintain Qualified Equipment in accordance with the Manuals including the water washing of Engines (unless prohibited by EPA regulations) and the performance of all reasonable Rolls-Royce recommended Engine troubleshooting procedures that are conveyed in writing to Operator to extend the on-Aircraft life of Engines.

         5.1.2 Operator shall, at its own expense, perform all scheduled and unscheduled Line Maintenance on Engines as may be required pursuant to the Manuals and the requirements of the EMP, and perform any mutually agreed recommendations of Rolls-Royce which may from time to time be notified to Operator in writing.

         5.1.3 Operator shall comply with the requirements and recommendations of Rolls-Royce with respect to the introduction of mandatory Service Bulletins, Airworthiness Directives or Service Bulletins at Rolls-Royce written recommendation, as stated in the EMP, at Rolls-Royce's expense, unless (i) the purpose of such Service Bulletins is improved fuel efficiency or other economic value to Operator, or (ii) such Airworthiness Directives or Service Bulletins may be accomplished by Operator through Line Maintenance, in which case such Airworthiness Directives or Service Bulletins shall be at Operator's expense. If Operator experiences a significant additional Line Maintenance burden as a direct result of the accomplishment of such Airworthiness Directives or Service Bulletins, Rolls-Royce shall recompense Operator at the Warranty Labor Rate for incremental labor hours expended in accomplishing such Airworthiness Directives or Service Bulletins. If the aircraft is in service, Rolls-Royce shall provide sufficient training and instruction for Operator to perform the Service Bulletin itself.

         5.1.4 Operator shall, in accordance with normal airline operating procedures, provide an adequate level of training for line station personnel and shall ensure that such line station personnel receive initial and follow up training from time to time on Engine maintenance troubleshooting techniques.

         5.1.5 Operator shall, at its own expense, acquire and maintain during the Period of Cover Engine stands and other support equipment sufficient (as mutually agreed by the Parties) to support its operation and maintenance of the Qualified Equipment.

5.2      Preparation, Transport and Shipment of Qualified Equipment

         5.2.1 If any Qualified Equipment requires removal due to a Qualified Event, Operator shall promptly deliver such Qualified Equipment to the Authorized Facility in accordance with the provisions of this Clause 5.2.

         5.2.2 Operator shall be responsible at its expense for performing the removal of all Qualified Equipment from Aircraft, the configuration of Engines to a Dressed Engine standard (as defined in the Specification in Exhibit H), the subsequent preparation of redelivered Qualified Equipment for installation, the installation of Qualified Equipment on Aircraft, the preparation of Qualified Equipment for transport and for the provision of appropriate transportation equipment.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


         5.2.3    Operator shall deliver Qualified Equipment DDP (Incoterms
                  2000) accompanied, where appropriate, by an up to date Engine Log Book to the Authorized Facility. Notwithstanding anything to the contrary herein, however, Operator shall not be liable for any transportation expenses related to the delivery of Qualified Equipment to an Authorized Facility above the amount it would have cost Operator to transport the Qualified Equipment to an Authorized Facility in North America. Rolls-Royce shall be responsible for any transportation expenses in excess of this amount, and (if applicable) for clearing Qualified Equipment through Customs. Operator shall comply with the relevant paragraphs of the Rolls-Royce maintenance manual in respect of the shipping and storage of Qualified Equipment and/or Parts.

5.3      Records and Reporting

         5.3.1 Operator shall maintain such airworthiness certificates, licenses, log books, flight manuals, records and other data pertaining to Engines including Engine accessories and the operation and maintenance thereof as required by law, and shall permit Rolls-Royce or its authorized representative to inspect such records and data during normal business hours upon reasonable advance notice.

         5.3.2 Operator shall maintain full and up to date records of Engine operation, Engine Flight Hours and cycles flown and shall permit Rolls-Royce or its authorized representative to inspect such records during normal business hours upon reasonable advance notice.

         5.3.3 Within seven (7) days after the end of each calendar month or part calendar month during the Period of Cover Operator shall submit to Rolls-Royce a certified statement including:

                  Engine cumulative Flight Hours (CFH) and Flight Cycles (CFC), and Flight Hours and Flight Cycles operated for the monthly period reporting (MFH and MFC respectively), using the Operating Report form (Schedule C) to this Exhibit).

         5.3.4 Rolls-Royce will arrange for Data Systems and Solutions ("DS&S"), a joint venture of Rolls-Royce and SAIC, to provide a comprehensive Engine health monitoring service to Operator during the Period of Cover. Such service will include, without limitation, daily notification of significant alerts and weekly reports of Engine condition to assist Operator in planning its Engine maintenance activity and provide the data necessary to manage Operator's fleet performance on-condition most effectively.

                  DS&S require the following electronic data from Operator:

                  For every flight the following parameters to be accurately and consistently recorded for both engines at stabilized cruise conditions.

                  Date, Flight no, EPR, N1, N2, TGT, Fuel Flow Oil Pressure, Oil Temperature, N1 Vibration, N2 Vibration, Altitude, Mach, IAS, Total Air Temperature

                  This data needs to be sent to DS&S within three days of recording, such that if an engine develops a problem, Rolls-Royce has a chance to respond before it develops into an unplanned event, or engine removal.

                  Oil Consumption

                  Operator is expected to monitor oil consumption (Oil uplift versus flight hours) and report any exceedances or significant deviations to Rolls-Royce.

                  Format of data received by DS&S.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


                  Operator shall provide the data in COMPASS compliant electronic format - ASCII text format. If the data entry method is manual, then DS&S can provide a data-entry spreadsheet tool for this purpose and this can be formatted to suit Operator.

6        Rework procedures

6.1      Replacement of Parts

         Rolls-Royce reserves the right, at its sole discretion, to fit any new or used serviceable Replacement Parts in the course of Covered Services and Additional Services, providing such parts meet the requirements of the EMP.

         In the event that any Engine received by Rolls-Royce from Operator is not complete, or has missing or non-OEM parts, then Rolls-Royce reserves the right to replace such parts and will charge Operator as specified in Clause 7.3 below.

6.2      Title

         6.2.1 Title to and risk of loss of or damage to any Parts replaced under this Exhibit, whether scrap or reworkable, shall pass to Rolls-Royce upon removal from Qualified Equipment for Rolls-Royce's disposal. A Part shall be considered to be scrap when such Part in the opinion of Rolls-Royce is beyond economic Rework, or when such part requires replacement in accordance with rejection criteria as set out in the Manuals.

         6.2.2 Any Replacement Parts incorporated in the course of Rework pursuant to this Exhibit shall be deemed to have been sold to Operator and title to and risk of loss of and damage to such Replacement Parts shall pass to Operator upon redelivery of Qualified Equipment to Operator pursuant to Clause 4.3.1 of this Exhibit.

         6.2.3 Operator and Rolls-Royce each represent and warrant to the other that each will accomplish the transfer to the other of the full legal title to any equipment exchanged under Clauses
                  6.2.1 and 6.2.2 above, free and clear of all charges, liens and encumbrances. Operator warrants that it will obtain the authorization of the owner of such equipment (if Operator is not the owner), to effect such exchanges of title. Operator shall not without the prior written consent of Rolls-Royce enter into any arrangement or agreement which might prejudice or impair its ability to perform its obligations under this Clause 6.2. Operator and Rolls-Royce shall each take all necessary steps to secure the release with respect to any charges, liens and encumbrances with respect to any such equipment exchanged. Each party shall indemnify the other party for its failure to comply with this Clause 6.2.

7        Charges

7.1      Charges for Covered Services

         During the Period of Cover, the charges payable by Operator to Rolls-Royce in respect of Covered Services shall be calculated by multiplying the Flight Hours for each Engine during each month by the following Charges (in United States Dollars).

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement
         7.1.1    Shop Visit Coverage

                                           ----------------------------------------------------------------------------
            10-Year term, Firm Aircraft            Annual Utilization (FH per Year)
         --------------------------------------------------------------------------------------------------------------
             Mission Length (FH/Cycle)         2,500          2,600           2,960          3,300          3,600
         --------------------------------------------------------------------------------------------------------------
                        1.3                    *              *              *               *              *
         --------------------------------------------------------------------------------------------------------------
                        1.6                    *              *              *               *              *
         --------------------------------------------------------------------------------------------------------------
                        1.9                    *              *              *               *              *
         --------------------------------------------------------------------------------------------------------------
                        2.1                    *              *              *               *              *
         --------------------------------------------------------------------------------------------------------------

                  As an alternative payment plan, Rolls-Royce offers the following stepped Charges. Operator shall inform Rolls-Royce no later than three (3) months prior to entry-into-service of the first Aircraft which of the two options Operator wishes to elect.

                  Based on an annual utilization of 2,960 EFH and a Stage Length of 1.6 EFH.

                  Years 1-2:       *
                  Years 3-5:       *
                  Years 6-10:      *

                  Rolls-Royce offers to extend the term of the Total Support Package to 15 years. Based on an annual utilization of 2,960 EFH and a Stage Length of 1.6 EFH the Charge for years 11-15 would be *. Operator shall inform Rolls-Royce no later than twelve (12) months prior to the end of the ten-year term whether Operator wishes to extend the term of the Total Support Package to 15 years.

                  Firm and Option Aircraft:

                  Should Operator take delivery of any Option Aircraft, then upon Operator's request, Rolls-Royce will cover such Option Aircraft under the Total Support Package. Based on an Option Aircraft delivery schedule of 1 (one) aircraft every month starting in March 2005, the following charges would apply:

                  15-Years Flat Charge,
                  30 Aircraft fleet:   *  from EIS of the first Aircraft

                  15-Years Flat Charge,
                  50 Aircraft fleet:   *   from EIS of the first Aircraft

         7.1.2    Life Limited Parts

                  This service is offered to Operator as an optional coverage and additional to the Shop Visit Coverage above and includes the rework or replacement of LLP's in Covered Services. Operator shall inform Rolls-Royce no later than three (3) months prior to entry-into-service of the first Aircraft whether Operator wishes to select this option.

                                           ----------------------------------------------------------------------------
            10-Year term, Firm Aircraft            Annual Utilization (FH per Year)
         --------------------------------------------------------------------------------------------------------------
             Mission Length (FH/Cycle)         2,500          2,600           2,960          3,300          3,600
         --------------------------------------------------------------------------------------------------------------
                        1.3                     ----          *              *               *              *
         --------------------------------------------------------------------------------------------------------------
                        1.6                     ----           ----           ----           *              *
         --------------------------------------------------------------------------------------------------------------
                        1.9                     ----           ----           ----            ----           ----
         --------------------------------------------------------------------------------------------------------------
                        2.1                     ----           ----           ----            ----           ----
         --------------------------------------------------------------------------------------------------------------

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement
         7.1.3    Transportation

                  This service is offered to Operator as an optional coverage and additional to the Shop Visit Coverage above and covers the round-trip transportation of Engines and Covered Components for Rework to and from the Authorized Facilities. Operator shall inform Rolls-Royce no later than three (3) months prior to entry-into-service of the first Aircraft whether Operator wishes to select this option.

                                           ----------------------------------------------------------------------------
            10-Year term, Firm Aircraft            Annual Utilization (FH per Year)
         --------------------------------------------------------------------------------------------------------------
             Mission Length (FH/Cycle)         2,500          2,600           2,960          3,300          3,600
         --------------------------------------------------------------------------------------------------------------
                        1.3                    *              *               *              *              *
         --------------------------------------------------------------------------------------------------------------
                        1.6                    *              *               *              *              *
         --------------------------------------------------------------------------------------------------------------
                        1.9                    *              *               *              *              *
         --------------------------------------------------------------------------------------------------------------
                        2.1                    *              *               *              *              *
         --------------------------------------------------------------------------------------------------------------
                  (Assumption: Main Base Milwaukee)

         7.1.4    Foreign Object Damage

                  This service is offered to Operator as an optional coverage and additional to the Shop Visit Coverage and covers the removal of Engines for Rework due to the non-negligent ingestion of ice, birds, hailstones or runway gravel. Operator shall inform Rolls-Royce no later than three (3) months prior to entry-into-service of the first Aircraft whether Operator wishes to select this option.

                                           ----------------------------------------------------------------------------
            10-Year term, Firm Aircraft            Annual Utilization (FH per Year)
         --------------------------------------------------------------------------------------------------------------
             Mission Length (FH/Cycle)         2,500          2,600           2,960          3,300          3,600
         --------------------------------------------------------------------------------------------------------------
                        1.3                    *              *               *              *              *
         --------------------------------------------------------------------------------------------------------------
                        1.6                    *              *               *              *              *
         --------------------------------------------------------------------------------------------------------------
                        1.9                    *              *               *              *              *
         --------------------------------------------------------------------------------------------------------------
                        2.1                    *              *               *              *              *
         --------------------------------------------------------------------------------------------------------------

         7.1.5    Covered Components

                  This service is offered to Operator as an optional coverage and additional to the Shop Visit Coverage above and covers the rework of Covered Components rejected and removed on the line due to a Qualified Event. Operator shall inform Rolls-Royce no later than three (3) months prior to entry-into-service of the first Aircraft whether Operator wishes to select this option.

                                           ----------------------------------------------------------------------------
            10-Year term, Firm Aircraft            Annual Utilization (FH per Year)
         --------------------------------------------------------------------------------------------------------------
             Mission Length (FH/Cycle)         2,500          2,600           2,960          3,300          3,600
         --------------------------------------------------------------------------------------------------------------
                        1.3                    *              *               *              *              *
         --------------------------------------------------------------------------------------------------------------
                        1.6                    *              *               *              *              *
         --------------------------------------------------------------------------------------------------------------
                        1.9                    *              *               *              *              *
         --------------------------------------------------------------------------------------------------------------
                        2.1                    *              *               *              *              *
         --------------------------------------------------------------------------------------------------------------
                  (Assumption: Main Base Milwaukee)

         7.1.6 The charges referred to in Clauses 4.4 and 7.1.1 to 7.1.5 are in July 2001 economic conditions, and are subject to escalation in accordance with Exhibit E Schedule 2 of this Agreement.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

7.2      Adjustment of Charges

         The above pricing has been calculated based on certain understandings as set out in Clause 5.1 above and the assumptions as specified in Exhibit B to this Agreement. The Parties shall review the validity of these assumptions no earlier than one year after the effective date of this agreement. If Operator's operation of the Aircraft and Engines is at any time during the Period of Cover materially different from these understandings and assumptions, then the Parties by mutual agreement shall make adjustments on a going-forward basis as set out below to the pricing contained in Clause 7.1 to reasonably reflect the effect of such different operation on the cost to Rolls-Royce of providing the services specified herein. In connection with any agreement by the Parties to implement a new hourly rate due to a change in the assumptions, the Parties shall also agree to a date, corresponding to the date that the original assumption became invalid, that the new rate shall be effective. To the extent that the retroactive application of the new rate creates an overage or shortage in payments due to Rolls-Royce, then the Parties shall mutually agree upon a schedule to offset the overage or shortage commencing no later than three months after the overage or shortage is identified. The overage or shortage may be reimbursed in one lump sum or over time, but in no event shall the duration for reimbursement exceed two years.

7.3      Charges for Additional Services

         Rolls-Royce shall invoice Operator, and Operator shall pay, for all Additional Services and any and all Parts incorporated in accordance with, and the then current applicable Authorized Facility's commercial rates for labor, subcontract charges, handling fees and test facility, fuel and oil fees.

8        Payment

8.1 During the Period of Cover, Rolls-Royce shall invoice Operator for charges established under Clauses 7.1 on a monthly basis based upon information for the previous month provided by Operator through the Operating Report form (Schedule C to this Exhibit). Within five (5) business days of the date of invoice (such invoice to be faxed to the fax number set out in Clause 14.3 above), Operator will pay for such invoice. Should Operator not provide an Operating Report within the schedule set out above, then Rolls-Royce may send Operator a monthly invoice based on the hours and cycles flown in the preceding month.

8.2 Payment by Operator of any amounts due in accordance with Clause 7.3 above shall be made within thirty (30) calendar days after the later of
         (a) Rolls-Royce's date of invoice, or (b) redelivery to Operator of any item of Products following the Rework of such item of Products.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

Schedule A To Exhibit G (Total Support Package)

Engine Serial Numbers

To be amended

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


Schedule B to Exhibit G (Total Support Package)

NOT APPLICABLE

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


Schedule C to Exhibit G (Total Support Package)


Operating Report


Operating Report for the month of _____________, ______

Engine Serial Number       TSN       CSN     MFH      MFC


BR12345                   10,000    8,000    200      50

                                                     -----    -----
Monthly Total

% of Flight Cycles using of ATO/1 during month:                        XX%
OR
Average Derate achieved During Month:                                  XX%

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

Schedule D to Exhibit G (Total Support Package)

RESERVED

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement



Schedule E to Exhibit G (Total Support Package) - NOT APPLICABLE

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


Schedule F to Exhibit G (Total Support Package)

Covered Components:

Covered Components shall include the following major line replaceable units:

1        COOLER, SURFACE AIR COOLED         241201 01-100
2        PUMP, FUEL                         731101 01-100
3        VALVE; BYPASS AND VENT             731304 01-100
4        CONTROLLER,ELECTR.ENGINE           732101 01-400
5        METER, FUEL (FMU)                  732103 01-100
6        PROBE,P20/T20                      732105 01-100
7        CONTROLLER, OVERSPEED PROT.        732111 01-100
8        TRANSMITTER, FUEL FLOW             733101 01-100
9        VALVE, AIR BUFFER                  752201 01-100
10       ACTUATOR, VAR STATOR VANE          753101 01-200
11       SOLENOID, BLEED VALVE HANDLING     753102 01-100
12       ACTUATOR, BOOSTER BLEED VALVE      753201 01-100
13       PUMP, OIL UNIT                     792101 01-100
14       COOLER, FUEL COOLED OIL            792201 01-400
15       STARTER,AIR TURBINE                801101 01-100
16       VALVE,STARTER AIR                  801103 01-100

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement



Schedule G to Exhibit G (Total Support Package)

(RESERVED)

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

Exhibit H - CONTRACT SPECIFICATION

1        Engine Supply Details

This Section 1 defines the standard of the certified production version of the Rolls-Royce BR715 turbofan Aero Engine (Engine) to be supplied as spare equipment for 717-200 installation.

1.1      Engine Build Standard

a)    Code Name(s):

      BR700-715A1-30 Series         Rated MTOT SLS at ISA +15(0)C 18,500 lb.

b)    Type and Description:

      The Dressed Engine is a two-spool, high bypass ratio configuration featuring:

      o 58 inch single stage wide chord fan
      o Two stage LP booster
      o Ten stage HP compressor
      o Annular combustor
      o Two stage HP turbine
        Three stage LP turbine
        Full Authority Digital Engine Control (FADEC)

c)    Direction of Rotation:

      The LP and HP systems are co-rotational and will turn clockwise when viewed from the rear looking forward.

1.2      Module Assemblies and Dressed Engine

The following describes module assemblies and the Dressed Engine.


1.2.1    Basic Engine

The Engine consists of eight major module assemblies which constitute a Basic
Engine:

Module 3-1                  LP Fan
Module 3-2                  Intermediate Case (including LP booster)
Module 3-3                  HP compressor
Module 3-4                  LP Fan Case
Module 4-1                  Combustor/HP Turbine
Module 5-1                  LP Turbine
Module 6-1                  Accessory gearbox

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


1.2.2    Dressed Engine

The Dressed Engine consists of the Basic Engine as set out in Section 1.2.1 above together with the following items:

i)         Nose cone
ii)        Core Engine Fairings
iii)       Engine mounts - engine items
iv)        Engine Bleed Air Control System
v)         Electrical system - engine items
vi)        Fuel system - engine items
vii)       Engine Oil system
viii)      Turbine gas temperature measuring system
ix)        Ignition system
x)         Engine LP and HP speed signal generation system
xi)        T30 temperature measuring system
xii)       Turbine overheat temperature measuring system
xiii)      P20/T20 measuring system - engine items
xiv)       Engine starting system - engine items (excluding Air Starter Motor)
xv)        Electronic Engine Controller (EEC)
xvi)       Independent Overspeed Protection (IOP)
xvii) Full-Authority Digital Engine Control System (FADEC) - items iii) to xv)
xviii) Fire detection system - core, upper splitter and lower splitter detectors only
xix)       Air system - engine items

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

2        Engine Line Replaceable Units

The following items are designated as Line Replaceable Units (LRU's):

i)         Fuel filter (LP)
ii)        Fuel filter (HP)
iii)       Oil pressure filter
iv)        Magnetic chip detector
v)         Oil quantity transmitter
vi)        Oil pressure transmitter - each
vii)       Oil filter differential pressure switch
viii)      Oil temperature sensor - each
ix)        Fuel low pressure switch - each
x)         Fuel filter differential pressure switch
xi)        Fuel temperature sensor - each
xii)       Igniter boxes - each
xiii)      Igniters - each
xiv)       Engine vibration transducer
xv)        Drains tank ejector
xvi)       Drains Tank Ejector Filter
xvii)      Starter air valve, ship loose item
xviii)     HP speed probe
xix)       Dedicated Generator
xx)        Starter motor
xxi)       Fire detectors - core, upper splitter and lower splitter
xxii)      Fuel nozzles - each
xxiii)     TGT thermocouples - each
xxiv)      Fuel Flow Transmitter
xxv)       Engine Electronic Controller (EEC)
xxvi)      Handling bleed valve solenoid
xxvii)     Oil pump
xxviii)    Igniter lead - each
xxix)      Fuel pump
xxx)       Buffer air valve
xxxi)      Turbine overheat thermocouple
xxxii)     Bleed valve - each
xxxiii)    Booster bleed valve actuator
xxxiv)     T30 thermocouple
xxxv)      Fuel Metering Unit (FMU)
xxxvi)     Variable Stator Vane Actuator (VSVA)
xxxvii)    Fan blade - each
xxxviii)   Booster Bleed Valve Actuator
xxxix)     Fuel Overspeed Splitter Unit (OSU)
xl)        Surface Air Cooler Oil Cooler (SACOC) - for IDG oil
xli)       Combined Fuel Cooled Oil Cooler (CFCOC) - for IDG and engine oil
xlii)      P20/T20 probe, ship loose item
xliii)     Bubble pipe educator

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

xliv)      By-pass and Vent valve
xlv)       Oil Filter Pop-up Indicator
xlvi)      Independent Overspeed Protection Unit (IOP), ship loose item

3        Boeing & BFGoodrich Furnished Equipment

The following LRU's are Boeing/BFG Furnished Equipment (MDFE):

i)         Hydraulic Pump, V-band clamp and hoses
ii)        Integrated Drive Generator (IDG), V-Band Clamp and harnesses
iii) Check Valves (x2), High Stage Valve, Pressure Regulating Shutoff Valve (PRSOV), Pilot Valves (x2), temperature and pressure sensors - required A/C Bleed Air Supply
iv)        Precooler (inc. inlet and outlet ducts) and Fan Air Valve (FAV)
v)         Nose-cowl ice detector - customer option
vi)        Nose cowl
vii)       Thrust Reverser and adapter ring
viii)      Cowls - upper and lower
ix)        Fixed apron
x)         Engine fire extinguishing system (excluding bottles)
xi)        Gearbox fire detector
xii)       Exhaust fire detector
xiii)      Anti-ice valve and ducts
xiv)       Engine air and start system ducts and hoses

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement


4        Engine Transportation and Handling Equipment

The following transportation and handling equipment can be purchased directly from Rolls-Royce:

   ATA CH.       TOOL No.   DESCRIPTION                 ACTIVITY                                   QTY      MFR    REV-ISION
   -------       --------   -----------                 --------                                   ---      ---    ---------
  Line Main      8546603    Extractor, VSV actuator     Removal & installation of the VSV           1       RR        R1
                            tie rod                     actuator
  Line Main      8546608    Traverse tool, VSVA         Removal & installation of the VSVA,         1       RR        R1
                                                        trouble shooting and HPC borescoping
  Line Main      8547060    Socket, rotor, dedicated    Removal & installation of the dedicated     1       RR        R1
                            generator                   generator rotor
  Line Main      8547257    Locking tool, rotor,        Removal & installation of the dedicated     1       RR        R4
                            dedicated generator         generator rotor
  Line Main      8548913    Adustment tool, BBV         Trouble shooting BBV mechanism              1       RR        R1
  Line Main      8549100    Dressing stand, engine or   Removal & installation of EBU               1       RR        R1
                            powerplant
  Line Main      8549101    Lifting sling, engine or    Removal & installation of the engine or     1       RR        R1
                            powerplant                  powerplant
  Line Main      8549700    Trunnions,  dressing stand  Removal & installation of EBU               2       RR        R1
  Transport      8549742    Transportation stand        Transportation of engine or powerplant      1       RR        R3
  Transport      8549744    Rear trunnions,             Transportation of engine or powerplant    1 Set     RR        R3
                            transportation stand
  Transport      8549745    MVP bag, transportation     Transportation and storage of engine or     1       RR        R1
                                                        powerplant
  Transport      8549747    Drop cover, transportation  Transportation of engine                    1       RR        R1
                            stand
  Line Main      8549753    Rigging pin, BBV, VSVA and  Trouble shooting BBV, VSVA and BAV          3       RR        R1
                            BAV                         mechanisms
  Line Main      8600004    Extension adapters,         Removal & installation of EBU             1 Set     RR        R1
                            transportation stand
  Transport      8600134    Tow bar, transportation     Transportation of engine or powerplant      1       RR        R1
                            stand
  Line Main      8600152    Extractor, rotor,           Removal & installation of the dedicated     1       RR        R5
                            dedicated generator         generator rotor
  Line Main      8600176    Adapters, front, front      Removal & installation of EBU             1 Set     RR        R1
                            pedestals
  Line Main      8600177    Adapters, rear, rear        Removal & installation of EBU             1 Set     RR        R1
                            pedestals
  Line Main      8600178    Front pedestals             Removal & installation of EBU             1 Set     RR        R1
  Line Main      8600179    Rear pedestals              Removal & installation of EBU             1 Set     RR        R1
  Line Main      8600213    Lifting trolley, accessory  Removal & installation of the accessory     1       RR        R3
                            gearbox                     gearbox
  Transport      8600221    Front trunnions,            Transportation of engine or powerplant    1 Set     RR        R3
                            transportation stand
  Line Main      8600222    Adapter, LP, inhibiting rig Inhibiting of the engine                    1       RR        R2
  Line Main      8600223    Adapter, HP, inhibiting rig Inhibiting of the engine                    1       RR        R2
  Line Main      8600224    Adapter, OSU, inhibiting    Inhibiting of the engine                    1       RR        R2
                            rig
  Line Main      8600225    Protective cover, SACOC     Protection of the SACOC during              1       RR        R2
                                                        maintenance activities
  Line Main       29001J    Inhibiting rig              Inhibiting of the engine                    1    Bowyer       R2
                                                                                                         Eng. Ltd.

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

5        Engine General Features

5.1      Type Approval

The BR700-715A1-30 Engine has received the Engine Type Certificate Number E00061EN issued by the Federal Aviation Administration (FAA).

5.2      Acceptance Test

The Dressed Engine is constructed and tested under Rolls-Royce Inspection, as approved by JAA/FAA in accordance with JAR-E/FAR Part 33 Requirements.

5.3      Materials

All material and process specifications and subsequent revisions shall be approved by JAA and FAA.

5.4      Lifting

Lift slinging or hoist points are provided on the Engine compressor intermediate casing, and rear mount ring.

5.5      Log Book

A log book duly filled in and signed, together with an inspection and test certificate is supplied with each Engine as specified by Rolls-Royce.

5.6      Leading Particulars

A summary of leading particulars is detailed below. Additional information including but not limited to performance, weight, thrust and dimensions of the BR715 engine will be listed in the Maintenance Manual and in the Operating Instructions.

5.6.1    Dimensions

                                                   inch           mm
length (spinner tip to exhaust cone)              147.18        3738.39
height                                             80.77        2051.55
width                                              67.83        1722.91


5.6.2    Thrust Ratings

Thrust ratings are given at sea level test bed rating thrusts, no offtakes, for:

BR700-715A1-30 Series      Rated MTOT SLS at ISA +15(0)C 18,500 lb.

-----------------------------------------------------------------------
                         Flat Rated To :        FN 18,500 lbf
-----------------------------------------------------------------------
       Take Off              ISA + 15              18,699
-----------------------------------------------------------------------
        M / CT               ISA + 10              17,696
-----------------------------------------------------------------------

6        Engine Fuel and Oil Types

                                Rolls-Royce Deutschland/Midwest Express Airlines
                                                         General Terms Agreement

6.1      Fuel Specifications

The Engine is currently approved for operation with fuels conforming to the following specifications and requirements:

American: ASTM D1655-94 Jet A or A-1 or Jet B, MIL-T-83133D JP8, MIL-T-5624P, and Grade JP5

6.2      Oil Specifications

Lubricating oils shall be per MIL-L-23699C, DERD 2497, or DERD 2499. Lubricating oils shall be approved individually by brand name and the manufacturing quality and consistency shall be controlled by a separate Rolls-Royce laboratory approval letter for each oil.

Maintenance Manuals shall provide lists of all approved oils. Oils evaluated for approval shall include Mobil Jet II and Mobil Jet 254.

                                  PRIVATE DATA
      NOT TO BE DISCLOSED WITHOUT THE PRIOR WRITTEN CONSENT OF BOTH PARTIES

April 12, 2002


Midwest Express Airlines, Inc.
6744 South Howell Avenue
Oak Creek, WI  53154

Dear Sirs:


Side Letter Agreement Number One to General Terms Agreement
RR/MWE/M055.01.00/MG752


Rolls-Royce Deutschland Ltd & Co KG ("Rolls-Royce") and Midwest Express Airlines, Inc. ("Midwest Express") have entered into a General Terms Agreement referenced RRD/MWE/M055.01.00/MG752, of even date herewith, relating to amongst other things the purchase of support equipment and the provision of warranties and guarantees (the "GTA").

In consideration of Midwest Express entering into the GTA the parties agree to amend and supplement the GTA as follows:

Terms used herein and not defined herein shall have the meanings assigned to them in the GTA.

1.     Installed Engine Credit

       1.1    Firm Aircraft

              Upon delivery to Midwest Express of each of the twenty-five (25) Firm Aircraft delivered prior to February 28, 2006, Rolls-Royce will provide to Midwest Express a credit in the amount of * United States Dollars (*).



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                  PRIVATE DATA
      NOT TO BE DISCLOSED WITHOUT THE PRIOR WRITTEN CONSENT OF BOTH PARTIES

              For the avoidance of doubt, pursuant to paragraph 1.6 of the Business Consideration Letter between Midwest Express and Boeing, of even date herewith (the "Business Consideration Letter"), Boeing has agreed to provide to Midwest Express a portion of such total credit of * United States Dollars (*) per Firm Aircraft, such portion amounting to * United States Dollars (*) per Firm Aircraft (the "Boeing Firm Aircraft Credits"). To the extent that Boeing provides Midwest Express with the Boeing Firm Aircraft Credits and payment by Boeing to Midwest Express of such credits is funded by Rolls-Royce, Rolls-Royce and Midwest Express agree that the credits to be provided directly to Midwest Express by Rolls-Royce pursuant to this Clause 1.1 shall be reduced to * United States Dollars (*) per Firm Aircraft.

       1.2    Option Aircraft

              Upon delivery to Midwest Express of up to twenty-five (25) Option Aircraft delivered prior to December 31, 2009, Rolls-Royce will provide to Midwest Express (i) a credit in the amount of * United States Dollars (*) for each of the first five (5) such Option Aircraft, and (ii) a credit in the amount of * United States Dollars (*) for each of the remaining twenty (20) such Option Aircraft.

              For the avoidance of doubt, pursuant to paragraph 1.6 of the Business Consideration Letter Boeing has agreed to provide to Midwest Express a portion of the credit of * United States Dollars (*) due against each of the first five (5) Option Aircraft, such portion amounting to * United States Dollars (*) per Option Aircraft (the "Boeing Option Aircraft Credits"). To the extent that Boeing provides Midwest Express with the Boeing Option Aircraft Credits against each of the first five (5) Option Aircraft and payment by Boeing to Midwest Express of such credits is funded by Rolls-Royce, Rolls-Royce and Midwest Express agree that the credits to be provided directly to Midwest Express by Rolls-Royce against each of the first five (5) Option Aircraft pursuant to this Clause 1.2 shall be reduced to * United States Dollars (*) per Firm Aircraft.

       1.3 If Midwest Express should not accept delivery of and operate the Aircraft contemplated in this Side Letter Agreement and the Spare Engines ordered in accordance with the GTA, then the value of any credits on a per aircraft basis becoming due to or received by Midwest Express pursuant to this Side Letter or the GTA will be reduced on a pro-rata basis.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                  PRIVATE DATA
      NOT TO BE DISCLOSED WITHOUT THE PRIOR WRITTEN CONSENT OF BOTH PARTIES

       1.4 The credits set out in Clauses 1.1 and 1.2 above may be used towards any of the following purposes:

              1.4.1  Reduction of the acquisition price of the Aircraft;

              1.4.2 To pay for up to * of the Spare Engine list price for each of the five (5) firm Spare Engines purchased by Midwest Express from Rolls-Royce;

              1.4.3 Acquisition of IP spares and support equipment purchased from Rolls-Royce;

              1.4.4 Reduction of up to 50% of any invoice relating to charges for Covered Services under the TSP set out in Exhibit G of the GTA; or

              1.4.5 Reduction of lease rentals associated with the lease of Spare Engines from Rolls-Royce and Partners Finance Limited.

2.     Used Spare Engine Supply

       Rolls-Royce and Midwest Express agree that one of the five firm Spare Engines to be purchased by Midwest Express pursuant to Schedule 1 to Exhibit E to the GTA shall be a used Spare Engine without QEC kit (the "Used Spare Engine"). Rolls-Royce shall elect the delivery date of such Used Spare Engine, which will be one of the delivery dates specified for Spare Engines in Exhibit E Schedule 1 to the GTA. The purchase by Midwest Express of the Used Spare Engine shall be subject to the following terms.

       2.1    Used Spare Engine Purchase Price

       The purchase price of the Used Spare Engine shall be * at July
       2001 levels, subject to escalation pursuant to the formula set forth in
       Schedule 2 to Exhibit E to the GTA.

       2.2    Used Spare Engine Credits

       Upon delivery to Midwest Express of the Used Spare Engine, Rolls-Royce will provide to Midwest Express the following credits, usable solely to reduce the purchase price of such Used Spare Engine.

              2.2.1  Delivery Credit

                     Upon delivery to Midwest Express of the Used Spare Engine, Rolls-Royce will provide to Midwest Express a credit in the amount of * United States Dollars (*).

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                  PRIVATE DATA
      NOT TO BE DISCLOSED WITHOUT THE PRIOR WRITTEN CONSENT OF BOTH PARTIES

              2.2.2  Usage Credit

                     If, upon delivery to Midwest Express, the Used Spare Engine has in excess of 2,000 (two thousand) engine flying hours of operation since new, Rolls-Royce shall provide Midwest Express with an additional usage credit of * (* United States Dollars) for each such engine flying hour in excess of 2,000 (two thousand) that such Used Spare Engine has been operated.

              2.2.3  LLP Utilization Credit

                     Upon delivery to Midwest Express of the Used Spare Engine, Rolls-Royce shall provide Midwest Express with an additional LLP Utilization Credit of * (* United States Dollars) for each cycle completed by such Used Spare Engine since new.

              2.2.4  Selection of the FHA

                     If Midwest Express elects to operate under the FHA contained in Exhibit G to the GTA, the credits detailed in this Clause 2 will be amended in accordance with the following. If Midwest Express elects to operate under the Shop Visit Coverage pursuant to Clause 7.1.1 of Exhibit G to the GTA but elects not to select the LLP coverage pursuant to Clause 7.1.2 of Exhibit G to the GTA, the Usage Credit detailed in Clause 2.2.2 herein shall not apply to the purchase of the Used Spare Engine by Midwest Express. If, Midwest Express elects to operate under the Shop Visit Coverage pursuant to Clause 7.1.1 of Exhibit G to the GTA, and also selects the LLP coverage pursuant to Clause 7.1.2 of Exhibit G to the GTA, then neither the Usage Credit detailed in Clause 2.2.2 herein nor the LLP Utilization Credit detailed in Clause 2.2.3 herein shall apply to the purchase of the Used Spare Engine by Midwest Express.

              The credits detailed herein, which are at July 2001 levels and are subject to escalation pursuant to the formula set forth in
              Schedule 2 to Exhibit E to the GTA, are provided in addition to the use by Midwest Express of the Installed Engine Credits pursuant to Clause 1.1 and 1.2 herein against up to * of the Purchase Price pursuant to Clause 1.4.2 above.

       2.3    Used Spare Engine Warranty

              The provisions of Clause 12 (Grant of Warranty and Limitation of Liability) of the GTA shall apply to the Used Spare Engine purchased by Midwest Express, except as follows.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                  PRIVATE DATA
      NOT TO BE DISCLOSED WITHOUT THE PRIOR WRITTEN CONSENT OF BOTH PARTIES

              2.3.1  New Engine Warranty

                     Clause 2 of Exhibit C (New Engine Warranty) to the GTA, shall be deleted in its entirety and replaced by the Used Engine Warranty contained in Attachment A to this Side Letter Agreement.

              2.3.2  Ultimate Life Warranty

                     Clause 4 of Exhibit C (Ultimate Life Warranty) to the GTA, shall apply to the Used Spare Engine, except that any allowances granted by Rolls-Royce against the Used Spare Engine pursuant to Clause 4.2 of such Exhibit C shall be reduced by the amount of any credits provided by Rolls-Royce to Midwest Express pursuant to Clause 2.2.3 herein.

              Except as amended by the provisions of this Clause 2.3, Clause 12 (Grant of Warranty and Limitation of Liability) of the GTA shall continue in full force and effect.

       Except as amended and supplemented by this Side Letter Agreement, the purchase by Midwest Express of the Used Spare Engine shall be subject to the terms of the GTA.

3.     Reduced Spare Engine Pre-Delivery Payments

       The parties agree to amend Clause 4 of Exhibit of E-1 of the GTA with respect to the five (5) firm Spare Engines, as follows:

       * Therefore, Midwest Express shall make payments in respect of Spare Engines as follows:

       o      * and

       o      *

4.     Training

       4.1 Rolls-Royce will provide free of charge training to Midwest Express for the following courses:

              4.1.1 General Familiarization (2 days) - For management, planning engineers, and peripheral engine support personnel;

              4.1.2 Line Maintenance (7 days) - For licensed engineers responsible for supervising routine and non-routine engine maintenance and troubleshooting tasks; and

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                  PRIVATE DATA
      NOT TO BE DISCLOSED WITHOUT THE PRIOR WRITTEN CONSENT OF BOTH PARTIES

              4.1.3 Borescope (2 days) - For personnel who specialize in borescope inspection damage assessment.

       4.2 Free of charge training shall be provided for up to * students for each Aircraft delivered, and must be attended within two (2) years after the delivery of the last Aircraft.

       4.3 Each student will be provided with one (1) copy of the training material. Five (5) additional copies and a reproducible master of the training material shall be provided for Midwest Express' internal use.

5.     Manuals

       Rolls-Royce will provide free of charge Manuals (as detailed in Exhibit D, Clause 2.4 of the GTA) to Midwest Express, together with a * year revision service.

6.     Representative Services

       Rolls-Royce will make available the services of a field service representative (as detailed in Exhibit D, Clause 2.3 of the GTA) at Midwest Express' facilities in Milwaukee *.

7.     Obligations of Midwest Express

       The obligations of Rolls-Royce set out herein are subject to the following conditions:

       7.1 Midwest Express shall acquire and take delivery of at least twenty-five (25) new Aircraft before February 28, 2006;

       7.2 Midwest Express shall operate in regular and frequent airline service any Aircraft delivered from delivery of such Aircraft, *

       7.3 Midwest Express shall not be in material breach of any of its obligations under the GTA or any other contract with Rolls-Royce or an affiliate of Rolls-Royce;

       7.4 Midwest Express undertakes that the Aircraft that Midwest Express may acquire will be BR715 powered;

       7.5 The GTA shall remain in effect and not be terminated in accordance with Clause 9 of the GTA.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                  PRIVATE DATA
      NOT TO BE DISCLOSED WITHOUT THE PRIOR WRITTEN CONSENT OF BOTH PARTIES

8.     General Conditions

       8.1 All credits granted to Midwest Express in this Side Letter Agreement and the GTA are personal to Midwest Express, are non-assignable, and are not convertible to cash.

       8.2 Unless otherwise amended herein, the provisions of the GTA are hereby incorporated by reference in this Side Letter Agreement. In the event of any inconsistency or conflict between this Side Letter Agreement and the GTA, the provisions hereof shall control.

       8.3 This Side Letter Agreement shall not be amended in any way other than by agreement in writing, entered into by the parties hereto after the date of this Side Letter Agreement, which is expressly stated to amend this Side Letter Agreement. This Side Letter Agreement shall not be amended or terminated orally.

       8.4 THIS SIDE LETTER AGREEMENT SHALL BE SUBJECT TO AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON EXCLUDING ITS CONFLICT OF LAW RULES, AND EXCLUDING THE UNITED NATIONS CONVENTION FOR THE INTERNATIONAL SALE OF GOODS (CISG, 1980, "VIENNA CONVENTION").


              It is the intent of the Parties and the Airframer (collectively, the "Contracting Parties") that any and all disputes arising out of or relating to this Agreement, the Aircraft, the Engines, the Products or the Services that cannot be resolved through negotiation ("Disputes") and that involve one or more Contracting Parties (whether or not a particular such Dispute also involves disputants that are not Contracting Parties) be resolved to the greatest extent possible in a single, comprehensive, definitive litigation proceeding. Accordingly, the Parties hereby agree that
              (a) any Contracting Party that files or responds to a complaint or other initial pleading (in any form and however denominated) in connection with a Dispute shall notify the other Contracting Parties of the same and provide copies of said complaint or response to each of them; (b) any Contracting Party which thereafter wishes to assert a claim or grievance amounting to a Dispute against any other Contracting Party shall do so by way of a claim, counterclaim, cross-claim or third-party claim in the first complying litigation that is the subject of a notification provided for in sub-clause (a) above, unless the court refuses for procedural reasons to entertain such claim as part of that litigation; and (c) in the event that suits relating to Disputes are initiated in more than one court, the parties to all such suits shall promptly stipulate that all such suits may be consolidated into a single case before the U.S. District Court for the Eastern District of Wisconsin or, if such court lacks subject matter jurisdiction, a state court of competent jurisdiction within the geographic area included in that district

                                  PRIVATE DATA
      NOT TO BE DISCLOSED WITHOUT THE PRIOR WRITTEN CONSENT OF BOTH PARTIES

              (in either case, the "Forum Court"), and may be heard and determined in a single and integrated proceeding. Each Party hereby consents to the exercise of personal jurisdiction over it by the Forum Court for the purpose of resolving any Dispute.



Please confirm your agreement to the above by executing this letter in the space provided below.


Yours faithfully,


For Rolls-Royce Deutschland Ltd &             For Midwest Express Airlines,
  Co KG                                         Inc.


By       /s/ N.F. Ansell                    By:   /s/ Timothy E. Hoeksema
         --------------------------            ---------------------------------

Printed  N.F. Ansell                        Printed  Timothy E. Hoeksema
         --------------------------                 ----------------------------

Title:   Director                           Title:   Chairman of the Board,
         --------------------------                  President and Chief
                                                     Executive Officer


By       /s/ J.W.N. Boutell
         --------------------------

Printed  J.W.N. Boutell
         --------------------------

Title:   Director of Regional
         Programmes
         --------------------------

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                                  PRIVATE DATA
      NOT TO BE DISCLOSED WITHOUT THE PRIOR WRITTEN CONSENT OF BOTH PARTIES



                                  ATTACHMENT A

USED SPARE ENGINE WARRANTY

Rolls-Royce warrants the Used Spare Engine against defect in design, material and workmanship which result in Failure or Resultant Damage as follows:

1        Warranty Period

         The period of this Used Spare Engine warranty shall be:

         1.1 the first * hours or cycles following delivery of the Used Spare Engine to Midwest Express, whichever is first completed ("First Engine Run"), and

         1.2 the * through * hours or cycles following delivery of the Used Spare Engine to Midwest Express, whichever is first completed ("Extended Engine Run").

2        Warranty Remedies

         2.1      First Engine Run

                  If the Used Spare Engine suffers Failure or Resultant Damage during its First Engine Run warranty period as defined in Clause 1.1, then:

                  2.1.1 where such Failure or Resultant Damage necessitates repair of the Used Spare Engine, Rolls-Royce will arrange to have such repair carried out promptly, correctly and at no charge to Operator, or

                  2.1.2 where such Failure or Resultant Damage does not necessitate repair of the Used Spare Engine, Rolls-Royce will provide a one hundred percent (100%) allowance on the Price of the affected Engine Parts.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

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                                  PRIVATE DATA
      NOT TO BE DISCLOSED WITHOUT THE PRIOR WRITTEN CONSENT OF BOTH PARTIES

         2.2      Extended Engine Run

                  If the Used Spare Engine suffers Failure or Resultant Damage during its Extended Engine Run warranty period as defined in Clause 1.2, then

                  2.2.1 where such Failure or Resultant Damage necessitates repair of the Used Spare Engine, Rolls-Royce will arrange to have such repair carried out promptly and correctly and will accept repair charges for an amount equal to

                             (* - Engine Time) / * x invoiced repair
                             charges, or

                  2.2.2 where such Failure or Resultant Damage does not necessitate repair of the Used Spare Engine, Rolls-Royce will provide an allowance in respect of the affected Engine Parts for an amount equal to:

                             (* - Engine Time) / * x Price of such Engine
                             Parts

3        BFE Exclusion

         The Boeing and BFGoodrich Furnished Equipment (hereinafter referred to as "MDFE") as set out in Section 3 of the Specification for the Engine (Exhibit H to the GTA) shall not be warranted by Rolls-Royce and the benefits to Operator under any of the warranties contained in this Attachment A shall not apply to such MDFE.



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.